SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                                  -------------

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): May 24, 1999

                             SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)

                                   Maryland
                           (State of Incorporation)

                                                                     13-3956775

        1-13199                                     (IRS Employer Id. Number)
(Commission File Number)

                                                                          10170

                        420 Lexington Avenue                   (Zip Code)
                         New York, New York
              (Address of principal executive offices)

                             (212) 594-2700
             (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On May 24, 1999, SL Green Realty Corp. (the "Company"), acquired the fee interests in four New York City office properties from Reckson Associates Realty Corp. ("Reckson"), comprising 675,000 square feet for $84.5 million in cash. The properties include an entire blockfront in midtown Manhattan between 40th and 41st Streets along Madison Avenue (286, 290 and 292 Madison Avenue), and 90 Broad Street in downtown Manhattan.

         The purchase price for the transaction was obtained through financing arrangements made with Prudential Securities Credit Corp. ("PSCC") and German American Capital Corporation, an affiliate of Deutsche Bank ("German American"). PSCC provided a mortgage loan in the amount of $51.7 million, for a term of one year. German American provided a mortgage loan of $35 million secured by the Company's interest in the Graybar Building, having a term of two years. Each of the PSCC and German American loans were secured by interests in other properties owned by the Company. Excess funds not used to acquire the properties from Reckson will be used to repay a part of the outstanding balance of the Company's unsecured line of credit.

Item 7.  Financial Statements and Exhibits

       (a) and (b) Financial Statements of Property Acquired
                   and Pro Forma Financial Information

The Financial statements and pro forma financial information required by Item 7(a) and 7 (b) are currently being prepared and it is therefore impractical to provide this information on the date hereof. The Company will file the required financial statements and information under cover of Form-K/A as soon as practicable but in no event later than 60 days after the date on which this Form 8-K was required to be filed.

(c)  Exhibits

2.5  Form of Purchase and Sale Agreement between Metropolitan
     Operating Partnership, L.P., as Seller, and SL Green
     Operating Partnership L.P. , as Purchaser.

2.6  Form of Amendment to Purchase and Sale Agreement between
     Metropolitan Operating Partnership, L.P., as Seller, and SL
     Green Operating Partnership, L.P., as Purchaser.

2.7 Form of Second Amendment to Purchase and Sale Agreement between Metropolitan Operating Partnership, L.P., as Seller, and SL Green Operating Partnership, L.P., as Purchaser.

99.2  Press Release.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SL GREEN REALTY CORP.


                                   By:  /s/ David J. Nettina
                                        David J. Nettina
                                        President and Chief Operating Officer

Date  June 8, 1999

                                                    Exhibit 2.5
                          PURCHASE AND SALE AGREEMENT


                                BY AND BETWEEN:


                   METROPOLITAN OPERATING PARTNERSHIP, L.P.
                                (the "SELLER")
                                      and


                     SL GREEN OPERATING PARTNERSHIP, L.P.
                               (the "PURCHASER")









                        Dated: as of February __, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

SECTION 1: SUBJECT OF SALE...................................................2

SECTION 2: DEFINITIONS ......................................................3

SECTION 3: TRANSFER OF  PROPERTY; MERGER; CLOSING ...........................9

SECTION 4: DUE DILIGENCE; "AS IS"SALE ......................................10

SECTION 5: MATTERS TO WHICH THE SALE IS SUBJECT ............................11

SECTION 6: RECORDED MORTGAGE ...............................................11

SECTION 7: ADJUSTMENTS......................................................12

SECTION 8: CASUALTY.........................................................14

SECTION 9: CONDEMNATION PENDING CLOSING.....................................15

SECTION 10: THE SELLER'S WARRANTIES AND REPRESENTATIONS ....................16

SECTION 11: THE SELLER'S INSTRUMENTS AT CLOSING ............................18

SECTION 12: PURCHASER'S REPRESENTATIONS AND WARRANTIES .....................19

SECTION 13: PURCHASER'S INSTRUMENTS AT CLOSING .............................20

SECTION 14: CONTRACT PERIOD.................................................20

SECTION 15: BROKERAGE ......................................................22

SECTION 16: CONDITIONS PRECEDENT TO CLOSING ................................22

SECTION 17: TRANSFER TAX ...................................................23

SECTION 18: TOWER LEASE.....................................................24

SECTION 19: NOTICES ........................................................24

SECTION 20: DEFAULT ........................................................25

SECTION 21: ASSIGNMENT .....................................................26

SECTION 22: COUNTERPARTS ...................................................26

SECTION 23: FURTHER ASSURANCES .............................................27

SECTION 24: MISCELLANEOUS ..................................................27

SECTION 25: ESCROW AGENT ...................................................28

SECTION 26: CONFIDENTIALITY/PUBLICATION ....................................29

SECTION 27: EMPLOYEES/UNION AGREEMENT ......................................30

SECTION 28: TAX PROCEEDINGS ................................................30



SCHEDULES
---------

Schedule 1:   Property Descriptions

EXHIBITS
--------

Exhibit A:    List of Leases

Exhibit B     List of Certain Service Contracts

Exhibit C:    Deed

Exhibit D:    Assignment Agreement

Exhibit E:    FIRPTA Certificate

Exhibit F:    Form of Letter of Credit

Exhibit G:    Notice to Tenants

Exhibit H:    Merger Agreement

Exhibit I:    IVI Reports

Exhibit J:    Contract of Record

Exhibit K:    Deposit and Disbursing Agreement

Exhibit L:    Form of Title Affidavit

Exhibit M     Facade Work

                          PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") made as of the
                                                                        ---
day of February, 1999 by and between METROPOLITAN OPERATING PARTNERSHIP, L.P., having an address at c/o Reckson Operating Partnership, L.P., 225 Broadhollow Road, Melville, New York 11747-0983 (the "SELLER") and SL GREEN OPERATING PARTNERSHIP, L.P., having an address at 70 West 36th Street, New York, New York 10018 (hereinafter, the "PURCHASER").

                                   RECITALS

          A. 286 Madison, L.P. is the owner of the property located at 286 Madison Avenue, New York, New York (the "286 MADISON PROPERTY"), which 286 Madison Property is more particularly described as Parcel A on Schedule 1 attached hereto.

          B. 290 Madison, L.P. is the owner of the property located at 290 Madison Avenue, New York, New York (the "290 MADISON PROPERTY"), which 290 Madison Property is more particularly described as Parcel B on Schedule 1 attached hereto.

          C. 292 Madison, L.P. is the owner of the property located at 292 Madison Avenue, New York, New York (the "292 MADISON PROPERTY"), which 292 Madison Property is more particularly described as Parcel C on Schedule 1 attached hereto (286 Madison, L.P., 290 Madison, L.P. and 292 Madison, L.P. are collectively referred to as the "MADISON AVENUE ENTITIES").

          D. Tower Realty Operating Partnership, L.P. ("TOWER") is the owner of the property located at 90 Broad Street, New York, New York (the "90 BROAD PROPERTY"), which 90 Broad Property is more particularly described as Parcel D on Schedule 1 attached hereto (the 286 Madison Property, the 290 Madison Property and the 292 Madison Property are hereinafter collectively referred to as the "MADISON PROPERTIES"; the Madison Properties and the 90 Broad Property are hereinafter collectively referred to as the "PROPERTIES"; and each individually a "PROPERTY").

          E. Tower and Tower Realty Trust, Inc. ("TOWER REALTY") directly or indirectly own all of the beneficial interests in the Madison Avenue Entities (Tower, Tower Realty and the Madison Avenue Entities are hereinafter collectively referred to as the "TOWER ENTITIES").

          F. Metropolitan Partners LLC ("METROPOLITAN PARTNERS") is the sole general partner of Seller.

          G. Metropolitan Partners, Reckson Operating Partnership, L.P. ("ROP"), Reckson Associates Realty Corp. ("RECKSON") (Seller, Metropolitan Partners, ROP and Reckson are collectively hereinafter referred to as the "MERGER PARTIES") and Tower Realty entered into an Agreement and Plan of Merger dated as of December 8, 1998 (the "MERGER AGREEMENT"), pursuant to which (i) Tower Realty will be merged into Metropolitan Partners and Metropolitan Partners will be the surviving entity and (ii) Tower will be merged into Seller and Seller will be the surviving entity (the mergers referred to in clauses (i) and (ii) above are hereinafter referred to collectively as the "MERGER").

          H. Pursuant to the Merger Agreement, upon completion of the Merger,
(i) Seller shall own the 90 Broad Property and (ii) Seller and Metropolitan Partners will own directly or indirectly all of the beneficial interest in the Madison Properties.

          I. Purchaser desires to purchase the Property and Seller desires to sell the same to Purchaser pursuant to the terms hereof.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

                          SECTION 1: SUBJECT OF SALE

     Section 1.01. Subject to and in accordance with the terms and conditions of this Agreement, contemporaneously with the consummation of the Merger, the Seller shall transfer and convey (and cause the other Seller Parties (as hereinafter defined) to transfer and convey) or cause the Tower Entities to transfer and convey all of the following property to Purchaser:

     (a) (i) those certain parcels of real property situate, lying and being in the State of New York and being more particularly described on SCHEDULE 1 attached hereto (the "LAND"), and (ii) all of the improvements located on the Land (individually, a "BUILDING" and collectively, the "IMPROVEMENTS");

     (b) all rights, privileges, grants and easements appurtenant to the Land and Improvements, including, without limitation, all of the Seller Parties' right, title and interest in and to the Land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the Land and Improvements (the Land and Improvements and all such rights, privileges, easements, grants and appurtenances are sometimes referred to herein as the "REAL PROPERTY");

     (c) the fixtures, machinery, equipment, and other items of personal property owned by the Seller Parties (the "PERSONAL PROPERTY") and used in connection with the ownership or operation of the Real Property;

     (d) all leases and other agreements with respect to the use and occupancy of the Real Property, together with all amendments and modifications thereto and any guaranties provided thereunder (individually, a "LEASE", collectively, the "LEASES") and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (individually, a "SECURITY DEPOSIT"; collectively, the "SECURITY DEPOSITS") under any such Leases in the nature of security for the performance of any tenant's obligations thereunder;

     (e) the right to use any names by which any of the Real Property is commonly known and all goodwill, if any, related to said names;

     (f) all governmental permits, licenses, approvals, and certificates relating to the Real Property and the Personal Property (collectively, the "PERMITS AND LICENSES") and all of the Seller Parties' right, title and interest in and to (i) those contracts (including, without limitation, management contracts, if any, but expressly excluding Union Agreements (as hereinafter defined)) and agreements for the servicing, maintenance, repair and operation of the Real Property (the "SERVICE CONTRACTS") and (ii) subject to the provisions of Sections 7.05 and 14.02 hereof, any brokerage agreements relating to any Leases (the "BROKERAGE AGREEMENTS");

     (g) all books, records, promotional material, tax, utility, water, sewer and fuel bills, tenant data, past and current rent rolls, market studies, keys, plans and specifications, owned by the Seller Parties (other than the general ledger account of the Seller Parties) and which are used in connection with the use and operation of the Real Property or Personal Property or relate to the maintenance and/or repair thereof (collectively, the "BOOKS AND RECORDS");

     (h) all guaranties and warranties, to the extent transferable, owned by the Seller Parties received in connection with any construction, repair or maintenance services performed with respect to the Real Property or Personal Property (the "WARRANTIES"); and

     (i) all other rights, privileges, and appurtenances owned by the Seller Parties, if any (including, without limitation, all of Seller's rights under that certain Indemnity Agreement, dated as of May 6, 1998, by and between MTB Bank and Tower), and directly related to the ownership, use or operation of the Real Property or Personal Property, including, without limitation, any real estate tax refunds relating to the Property (collectively, the "Intangible Rights").

     The Real Property, the Personal Property, the Leases, the Security Deposits, the Permits and Licenses, the Service Contracts, the Brokerage Agreements, the Books and Records, the Warranties, the Intangible Rights and all other property interests described in this Section 1 being conveyed hereunder are hereinafter included in the definition of the "PROPERTY" or the "PROPERTIES".

                            SECTION 2: DEFINITIONS

     Section 2.01. For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly indicates a contrary intent:

          (i) the capitalized terms defined in this Section have the meanings assigned to them in this Section, and include the plural as well as the singular; and

          (ii) the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

     "ADDITIONAL RENTS" shall have the meaning set forth in Section 7.03 hereof.

     "ADJUSTMENT TERMINATION NOTICE" shall have the meaning set forth in
Section 7.04 hereof.

     "AFFILIATE" as to Purchaser, shall mean any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, Purchaser. For purposes of this definition, "control" of a Person means
(i) the power, directly or indirectly, to vote 33% or more of a membership, partnership, or joint venture interest (and/or any equivalent interest thereto) in such Person or of the securities having ordinary voting power for the election of directors of such Person and (ii) that Purchaser shall be the sole managing general partner, managing member and/or the equivalent thereto of such Person.

     "APPRAISER" shall mean a real estate appraiser selected by Seller and subject to Purchaser's reasonable approval.

     "ASSIGNMENT AGREEMENT" shall mean the Assignment Agreement in the form of Exhibit D attached hereto and made a part hereof.

     "BOOKS AND RECORDS" shall have the meaning set forth in Section 1.01(g) hereof.

     "BROKERAGE AGREEMENTS" shall have the meaning set forth in Section 1.01(f) hereof.

     "BUILDING" shall have the meaning set forth in Section 1.01(a)(ii) hereof.

     "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or State of New York or federal legal holiday.

     "CLOSING" shall mean the closing of the transactions contemplated by this Agreement.

     "CLOSING DATE" shall mean the date when title to the Property is conveyed to Purchaser in accordance with the terms and conditions of this Agreement.

     "CLOSING DATE REPRESENTATIONS" shall have the meaning set forth in
Section 10.

     "CODE" shall have the meaning set forth in Section 10.04 hereof.

     "COMMISSIONS" shall have the meaning set forth in Section 7.05 hereof.

     "CONSENT RIGHTS" shall have the meaning set forth in Section 14.01 hereof.

     "CONTRACT OF RECORD" shall have the meaning set forth in Section 17.01 hereof.

     "CONTRACT PERIOD" shall mean the period commencing on the date of this Agreement and ending on the Closing Date.

     "CONTRACT PERIOD REPAIRS" shall have the meaning set forth in Section
14.04 hereof.

     "CONVEYANCE ESCROW AGREEMENT" shall have the meaning set forth in Section
17.01 hereof.

     "CURRENT FACADE CONTRACTS" shall mean (i) that certain proposal letter dated May 8, 1998 between Tower Realty and Arrow Restoration Incorporated, as amended by various change orders such that the aggregate amount of the work provided is equal to $613,441.90 and (ii) the oral agreement between Tower Realty and JMA Consultants, Inc. ("JMA") with respect to all work provided by JMA and/or other professionals on the Madison Properties through the date hereof and any supervisory work which JMA performs during the Contact Period relating to work previously done by JMA, Arrow Restoration Incorporated and/or other professionals.

     "DEPOSIT" shall mean the Downpayment, together with all interest earned thereon.

     "DEPOSIT AND DISBURSING AGREEMENT" shall have the meaning set forth in
Section 4.01 hereof.

     "DISBURSING AGENT" shall have the meaning set forth in Section 4.01 hereof.

     "DOWNPAYMENT" shall have the meaning set forth in Section 3.01(a) hereof.

     "ESCROW AGENT" shall mean Lawyers Title Insurance Corporation.

     "FACADE WORK" shall mean any remediation and repair work referred to in Exhibit M attached hereto.

     "FACADE WORK AMOUNT" shall mean $1,500,000 (which sum is intended to equal one-half of the expected cost of the Facade Work) less the cost of any Facade Work paid for by the Tower Entities during the Contract Period; provided, however, that if there is a dispute at Closing as to the exact amount of the Facade Work Amount, then the Facade Work Amount shall be deemed to be $1,500,000 and any credits which Seller would otherwise be entitled to shall be determined as set forth in the Deposit and Disbursing Agreement.

     "IMPROVEMENTS" shall have the meaning set forth in Section 1.01(a)(ii) hereof.

     "INTANGIBLE RIGHTS" shall have the meaning set forth in Section 1.01(i) hereof.

     "IVI REPORTS" shall mean those certain reports listed on Exhibit I attached hereto.

     "LAND" shall have the meaning set forth in Section 1.01(a)(i) hereof.

     "LC" shall have the meaning set forth in Section 3.01(a) hereof.

     "LEASES" shall have the meaning set forth in Section 1.01(d) hereof.

     "LOSS" or "LOSSES" shall mean (i) the actual damage, loss, cost or expense (including reasonable costs of investigation incurred in defending against and/or settling such damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof), if any, imposed on, or incurred by, Purchaser because a representation made by Seller in Section 10 of this Agreement is untrue or incorrect, (ii) the diminution in the value of any Property or portion thereof, if any, as determined by an Appraiser, caused by the failure of Tower or Tower Realty to allow the Merger Parties to exercise any Consent Rights and (iii) the diminution in the value of any Property or portion thereof, if any, as determined by an Appraiser, caused by the failure of Seller to grant Purchaser Consent Rights with respect to a matter as to which Tower or Tower Realty had granted the Merger Parties the opportunity to exercise Consent Rights. For purposes of calculating the amount of any Loss incurred by Purchaser on account of a lease which is listed on Exhibit A hereto but is not in effect on the date hereof, the amount of such Loss shall be deemed to be equal to reasonable tenant improvement costs which would be incurred by a landlord in renting the applicable space plus a reasonable brokerage commission relating to such space.

     "LOSS EVENT" shall have the meaning set forth in Section 10.14 hereof.

     "MADISON AVENUE ENTITIES" shall have the meaning set forth in Recital Paragraph C hereof.

     "MADISON PROPERTIES" shall have the meaning set forth in Recital Paragraph D hereof.

     "MERGER" shall have the meaning set forth in Recital Paragraph G hereof.

     "MERGER AGREEMENT" shall have the meaning set forth in Recital Paragraph G hereof.

     "MERGER PARTIES" shall have the meaning set forth in Recital Paragraph G hereof.

     "METROPOLITAN PARTNERS" shall have the meaning set forth in Recital Paragraph F hereof.

     "90 BROAD PROPERTY" shall have the meaning set forth in Recital Paragraph D hereof.

     "NON-CASH SECURITY DEPOSIT" shall have the meaning set forth in Section 11.01(h) hereof.

     "PERMITS AND LICENSES" shall have the meaning set forth in Section 1.01(f) hereof.

     "PERMITTED ENCUMBRANCES" shall mean those restrictions, encumbrances, covenants, agreements, easements and other matters affecting title to the Property other than any Recorded Mortgage.

     "PERSON" shall mean any individual, partnership, limited liability company, corporation, trust, governmental entity or any other type of entity.

     "PERSONAL PROPERTY" shall have the meaning set forth in Section 1.01(c) hereof.

     "POST-CLOSING ADJUSTMENT PERIOD" shall have the meaning set forth in
Section 7.04 hereof.

     "PROPERTY" shall have the meaning set forth in Recital Paragraph D hereof as expanded in Section 1.01 hereof.

     "PROTEST NOTICE" shall have the meaning set forth in Section 7.04 hereof.

     "PURCHASE PRICE" shall have the meaning set forth in Section 3.01 hereof.

     "REAL ESTATE TAXES" shall mean real estate taxes and any general or special assessments (exclusive of penalties and interest thereon, all of which are to be paid prior to Closing by the Seller) imposed upon the Real Property, including but not limited to any general or special assessments of any governmental or municipal authority or tax district, including, without limitation, any assessments levied for public benefits to the Real Property.

     "REAL PROPERTY" shall have the meaning set forth in Section 1.01(b) hereof.

     "RECKSON" shall have the meaning set forth in Recital Paragraph G hereof.

     "RECORDED MORTGAGE" shall have the meaning set forth in Section 6.01 hereof.

     "REPAIR CONSENT RIGHTS" shall have the meaning set forth in Section 14.04 hereof.

     "ROP" shall have the meaning set forth in Recital Paragraph G hereof.

     "SECURITY DEPOSIT" shall have the meaning set forth in Section 1.01(d) hereof.

     "SELLER'S INSTRUMENTS" shall have the meaning set forth in Section 11.01 hereof.

     "SELLER LEASE PAYMENTS" shall have the meaning set forth in Section 14.02 hereof.

     "SELLER'S OUTSIDE TERMINATION DATE" shall have the meaning set forth in
Section 17.01(a) hereof.

     "SELLER PARTIES" shall mean the Seller and the Madison Avenue Entities.

     "SELLER PARTY" shall mean any one of the Seller Parties.

     "SERVICE CONTRACTS" shall have the meaning set forth in Section 1.01(f) hereof.

     "SUBSTITUTE LC" shall have the meaning set forth in Section 3.01(a) hereof.

     "SURVIVING ENTITY" shall have the meaning as set forth in the Merger Agreement, as such entity exists after the sale of the Properties to Purchaser.

     "TENANTS" shall mean all of the tenants of the Improvements listed on Exhibit A attached hereto.

     "TITLE INSURER" shall mean Lawyers Title Insurance Corporation or any other title company acceptable to Purchaser and the Seller and licensed in the State of New York.

     "TOWER" shall have the meaning set forth in Recital Paragraph D hereof.

     "TOWER CONVEYANCE TERMINATION NOTICE" shall have the meaning set forth in
Section 17.01 hereof.

     "TOWER ENTITIES" shall have the meaning set forth in Recital Paragraph E hereof.

     "TOWER LEASE" shall mean that certain lease, dated December 1, 1997, between 292 Madison, L.P. and Tower Realty, together with any amendments, modifications or replacements thereof and any other leases which may exist between the owners of the Properties and any Tower Entity with respect to space in any Property.

     "TOWER REALTY" shall have the meaning set forth in Recital Paragraph E hereof.

     "TRANSFER TAX" shall have the meaning set forth in Section 17.01 hereof.

     "286 MADISON PROPERTY" shall have the meaning set forth in Recital Paragraph A hereof.

     "290 MADISON PROPERTY" shall have the meaning set forth in Recital Paragraph B hereof.

     "292 MADISON PROPERTY" shall have the meaning set forth in Recital Paragraph C hereof.

     "UNION AGREEMENTS" shall mean (i) those certain collective bargaining agreements in effect on the date hereof with respect to certain employees located at the Properties and (ii) any contracts with janitorial or building maintenance vendors or providers.

     "WARRANTIES" shall have the meaning set forth in Section 1.01(h) hereof.

               SECTION 3: TRANSFER OF PROPERTY; MERGER; CLOSING

     Section 3.01. Contemporaneously with the consummation of the Merger, the Seller agrees to sell (and to cause the other Seller Parties or the Tower Entities to sell) to Purchaser, and Purchaser agrees to purchase from the Seller, subject to and in accordance with the terms, provisions, covenants and conditions set forth in this Agreement, all of the Seller Parties' interest in the Property for a purchase price of EIGHTY-FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($84,500,000) (the "PURCHASE PRICE") subject to adjustments to be made as provided in this Agreement, including, without limitation, as provided in Section 7 hereof. The Purchase Price to be paid by the Purchaser shall be paid as follows:

               (a) FIVE MILLION AND NO/100 DOLLARS ($5,000,000) on the signing of this Agreement as the downpayment (the "DOWNPAYMENT"), by certified check or wire to the Escrow Agent; provided; however, that the Purchaser shall have the right to deliver a letter of credit in the amount of $5,000,000 as the Downpayment (the "LC"), or, at any time after the date hereof (provided that Purchaser is not then in default under this Agreement) and upon one (1) Business Days' prior notice to Seller and Escrow Agent, deliver a letter of credit in substitution of the cash Downpayment and any interest then earned thereon (in which event the cash Downpayment together with any interest then earned thereon shall be contemporaneously therewith returned to Purchaser) (the "SUBSTITUTE LC") which LC or Substitute LC, as the case may be, shall be in form and from an institution as set forth in Exhibit F attached hereto and made a part hereof. The Downpayment shall be held by the Escrow Agent in accordance with Section 25 hereof. At Closing, all interest earned on the Downpayment, if any, shall be credited by the Seller to the Purchase Price.

               (b) Subject to the adjustments hereinafter set forth, SEVENTY-NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($79,500,000) on the Closing Date; provided, however, that in the event the Downpayment is in the form of a letter of credit , at Closing, the letter of credit shall be returned to Purchaser and the amount otherwise payable by Purchaser under this clause (b) shall be increased by the amount of the letter of credit.

     Section 3.02. All monies payable under this Agreement on the Closing Date shall be delivered by wire transfer to an account or accounts designated by Seller.

     Section 3.03. Notwithstanding anything herein to the contrary, Purchaser acknowledges that Seller's obligations under this Agreement are contingent on the consummation of the Merger. Accordingly, Purchaser acknowledges that if the Merger fails to occur for any reason whatsoever, then (i) the Deposit shall promptly be returned to the Purchaser and (ii) the Seller's obligations under this Agreement shall terminate and be of no force and effect; provided, however, that if ROP and/or Reckson willfully causes Seller not to consummate the Merger, then Seller, ROP and/or Reckson shall reimburse Purchaser for all costs and expenses incurred by Purchaser in connection with this Agreement, including without limitation, all attorneys fees incurred by Purchaser; provided, further, that Seller's, ROP's and/or Reckson's obligations with respect to such costs and expenses shall not exceed $200,000 in the aggregate plus the costs and expenses (not to exceed $18,000) of any vendee's title insurance policy obtained by Purchaser.

     Section 3.04. The Closing shall occur contemporaneously with the Merger (time being of the essence); provided, however, that in no event shall the Closing Date occur prior to March 15, 1999; and, provided further, that (i) if the Merger shall not have occurred on or before June 30, 1999, Purchaser may terminate this Agreement by written notice delivered to Seller no later than July 10, 1999 (it being understood that, except as otherwise provided herein, if Purchaser does not elect to terminate this Agreement on or before July 10, 1999, Purchaser shall be deemed to have waived its right to terminate this Agreement for the reason of the Merger not occurring on or before June 30,
1999) and (ii) either Seller or Purchaser may thereafter cancel this Agreement if the Merger shall not have occurred on or before August 31, 1999, and upon such cancellation the Deposit shall promptly be returned to Purchaser. Seller acknowledges that it shall not be entitled to cancel this Agreement pursuant to clause (ii) of this Section 3.04 if the Merger has not occurred on or before August 31, 1999 primarily because Seller is attempting to circumvent its obligation to convey the Properties to Purchaser because Seller has received, or believes it can receive, a better offer for any Property. The Purchaser acknowledges that Seller would not have entered into this Agreement if Purchaser had not agreed to close simultaneously with the Merger. Notwithstanding the foregoing, Seller shall have the right, upon five (5) Business Days prior written notice, to require Purchaser to close prior to the Merger (but in no event earlier than March 15, 1999) in order to minimize certain transfer taxes which would otherwise be due.

                    SECTION 4: DUE DILIGENCE; "AS IS" SALE

     Section 4.01. Purchaser acknowledges that it has had sufficient opportunity to examine the Property, that Purchaser has availed itself of that opportunity and that Purchaser is fully familiar with the Property and the condition thereof. Purchaser agrees to purchase the Property "AS IS" and agrees that Seller shall be required to perform no work or expend any funds in connection with the Property in preparation for Closing except as expressly herein set forth to the contrary and except that Seller shall pay at Closing for all Facade Work with respect to the Madison Properties which has been completed as of the date of the Closing and all work which is to be completed pursuant to the Current Facade Contracts and for which payment has not been made at Closing. Notwithstanding the foregoing, Seller acknowledges that the Facade Work may need to be completed with respect to the Madison Properties subsequent to Closing. Seller and Purchaser agree that any uncompleted Facade Work at Closing shall be performed by Purchaser (or its agents) subsequent to the Closing at Seller's expense, which expense to Seller shall not exceed one-half of the final cost of the Facade Work but in no event in an amount in excess of the Facade Work Amount (together with any interest earned thereon). At Closing, Seller shall deposit with Greenberg Traurig, as disbursing agent (the "DISBURSING AGENT") an amount equal to the Facade Work Amount to be held by Disbursing Agent in accordance with the terms of a deposit and disbursing agreement, in the form attached as Exhibit K hereto (the "Deposit and Disbursing Agreement"). Purchaser agrees that the Facade Work Amount deposited with Disbursing Agent may, at Seller's option, be a credit to Purchaser at Closing thereby reducing the Purchase Price. Purchaser acknowledges that Seller has made no representations with respect to the facade of the Madison Properties or any work which may be required thereon and agrees that Seller shall have no liability to Purchaser in connection therewith except as expressly set forth in this Section 4.01.

     Section 4.02. Seller shall use reasonable efforts during the Contract Period to cause the applicable Tower Entities to permit Purchaser and its authorized agents, employees and other representatives, upon prior reasonable notice to the Seller, access to the Property for the purpose of inspecting the Property and the Seller and/or the Tower Entities and or their representatives shall have the right to be present during such inspections. Purchaser shall not interfere with the use or operation of the Property during such inspections. Purchaser shall indemnify, defend and hold harmless the Seller and the Tower Entities from and against any and all loss, costs, liability, damage and expenses, including, but not limited to, penalties, fines, court costs, disbursements and reasonable attorney's fees incurred in connection with or arising from injuries to persons or damage to property caused by Purchaser, its agents, employees, representatives or independent contractors with respect to such right of access. The provisions of this Section shall be binding upon Purchaser regardless of whether or not the transactions contemplated hereby are consummated and shall survive for a one-year period following the termination of this Agreement or the Closing, as applicable.

               SECTION 5: MATTERS TO WHICH THE SALE IS SUBJECT

     Section 5.01. The Seller shall assign and convey or cause to be assigned and conveyed to Purchaser good and valid insurable fee title to the Properties free and clear of any and all mortgages, liens, leases, encumbrances and easements, except:

     (a) All taxes, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed, becoming due and payable after the Closing Date;

     (b) All zoning laws and building ordinances, resolutions, regulations and orders (including any violation orders) of all boards, bureaus, commissions and bodies of any municipal, county, state or federal government;

     (c) All Leases; and

     (d) The Permitted Encumbrances.

                         SECTION 6: RECORDED MORTGAGE

     Section 6.01. Subject to Section 6.02 hereof, Seller agrees to cause the payoff of any mortgage recorded against all or a portion of any Property subsequent to the date hereof (the "RECORDED MORTGAGE").

     Section 6.02. If at the Closing any Property is encumbered by a Recorded Mortgage, then Seller shall discharge same or cause the Title Insurer to omit such Recorded Mortgage from Purchaser's and Purchaser's lender's title insurance policy, provided, however, that in no event shall Seller have the obligation to discharge any Recorded Mortgage if the amount outstanding thereunder exceeds $3,000,000 (unless a Merger Party is the signatory of such Recorded Mortgage). If a Recorded Mortgage exceeding $3,000,000 is encumbering any Property and Seller elects not to discharge the same or cause the Title Insurer to omit such Recorded Mortgage from the title insurance policy, then Purchaser shall have the right to terminate this Agreement whereupon the Deposit shall be returned to Purchaser and neither party shall have any further rights against the other except that the provisions of Section 15 hereof shall survive such termination.

                            SECTION 7: ADJUSTMENTS

     Section 7.01. The following apportionments shall be made between the parties at the Closing, at Purchaser's election, either (x) as of 11:59 p.m. on the day preceding the first day of the month in which the Closing Date occurs or (y) as of 11:59 p.m. on the day prior to the Closing Date (the parties agreeing that Purchaser may make such election solely as a matter of administrative convenience and that the exercise of such election shall not impact the net economics benefits of the apportionments due Seller contemplated by this Agreement as between Seller and Purchaser) based upon the respective party's period of ownership for the item being apportioned:

     (a) prepaid rents and Additional Rents (as hereinafter defined);

     (b) real estate taxes, water charges, sewer rents and vault charges, if any, on the basis of the fiscal period for which assessed, except that if there is a water meter on any Property, apportionment at the Closing shall be based on the last available reading, subject to adjustment after the Closing when the next reading is available;

     (c) wages, vacation pay, pension and welfare benefits and other fringe benefits of all persons employed at the Property whose employment was not terminated by Seller at or prior to the Closing;

     (d) value of fuel and maintenance supplies stored on the Property, at the price then charged by Seller's supplier, including any taxes (if requested by Purchaser, post-Closing, Seller shall deliver a statement from Seller's supplier as to such value);

     (e) any other item which is customarily apportioned at Closing in connection with sales of similar property in New York City;

     (f) charges payable under Service Contracts on the basis of the period covered by such payments except that Seller shall pay in full on or before the Closing, and shall deliver satisfactory evidence of payment thereof to Purchaser at Closing, all sums due for the installation and upgrade of the "class e system" at the 90 Broad Property under that certain Service Contract with Firequench dated June 17, 1997;

     If the Closing shall occur before a new tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding period applied to the latest assessed valuation. Promptly after the new tax rate is fixed for the fiscal period in which the Closing takes place, the apportionment of taxes shall be recomputed. Any discrepancy resulting from such recomputation shall be promptly paid to the other party, which obligation shall survive the Closing.

     Section 7.02. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first to the month in which the Closing occurred; (b) then to the month preceding the month in which the Closing occurred; (c) then to any month or months following the month in which the Closing occurred; and (d) then to any other rents which were delinquent at Closing with respect to the period prior to the month preceding the month in which the Closing occurred. If rents or any portion thereof received by Seller or Purchaser after the Closing are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorney's fees, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing. Purchaser shall use commercially reasonable efforts to collect any arrearages due Seller, provided, however, that "commercially reasonable" shall not be construed to require Purchaser to dispossess any tenant on account of any arrearage due Seller.

     Section 7.03. If any tenants are required to pay percentage rent, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("ADDITIONAL RENTS") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller, Seller's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if and when the tenant paying the same has made all payments of rent and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing. If any Additional Rents are collected by Seller or for the benefit of Seller which are attributable in whole or part to any period on or after the Closing Date, then Seller shall promptly pay to Purchaser, Purchaser's proportionate share thereof less a proportionate share of reasonable attorneys' fees, costs and expenses of collection thereof.

     Section 7.04. Except as otherwise provided herein, "Customs in Respect to Title Closings" recommended by the Real Estate Board of New York, Inc. shall apply to the apportionments set forth herein. If, after the Closing, an error or omission in the calculation of the apportionments set forth above is found by one of the parties, such error or omission shall be promptly corrected and the party receiving the over-payment shall pay the amount of the over-payment to the party entitled thereto. Subject to the following sentence, the foregoing obligation to correct apportionments shall survive the Closing for a period of one-hundred and eighty (180) days (the "POST-CLOSING ADJUSTMENT PERIOD"). After the Post-Closing Adjustment Period, either party may deliver to the other a written notice (an "ADJUSTMENT TERMINATION NOTICE") terminating the Post-Closing Adjustment Period. The party which receives the Adjustment Termination Notice may, within ten (10) Business Days after receipt of the same, deliver to the other party a letter (a "PROTEST NOTICE") protesting the termination of the Post-Closing Adjustment Period and proposing a final post-Closing adjustment reconciliation, while setting forth in detail the method of calculating such adjustment reconciliation. Failure to deliver a Protest Notice on or before the tenth (10th) day after receipt of an Adjustment Termination Notice shall be deemed consent to and termination of the Post-Closing Adjustment Period. If a Protest Notice is timely delivered after receipt of an Adjustment Termination Notice or, if prior to the termination of the Post-Closing Adjustment Period a party proposes an adjustment which is disputed by the other party, the parties shall attempt for thirty (30) days thereafter to agree on such disputed adjustment, after which thirty (30) day period either party may submit the matter to the American Arbitration Association for resolution in accordance with the Arbitration Rules for the Real Estate Industry, as amended and effective on May 1, 1994.

     Section 7.05. To the extent that any brokerage fees or commissions (collectively, "COMMISSIONS") are due after the Closing Date in connection with Leases executed prior to the date of this Agreement, Seller shall be responsible for the payment of the same and Seller shall promptly pay any such Commissions as they become due; provided, however, that Seller shall not be responsible for paying any Commissions which may be due with respect to any renewal options contained in any such Leases or any expansion of leased premises. Notwithstanding anything contained herein to the contrary, Seller and Purchaser acknowledge and agree that Seller's assignment of, and Purchaser's acceptance of, the Brokerage Agreements shall be expressly subject to Seller's obligations under this Section 7.05 and Section 14.02 hereof.

     Section 7.06. The provisions of this Section 7 shall survive the Closing.

                             SECTION 8: CASUALTY

     Section 8.01. If, on or prior to the date of the Closing, all or a "MATERIAL PART" (as defined below) of any Property shall be damaged or destroyed by fire or other casualty, then, in any such event, Purchaser may, at its option, either (i) cancel this Agreement, whereupon subject to Section 25, the Deposit shall be returned to Purchaser and the parties hereto shall be released of all obligations and liabilities of whatsoever nature in connection with this Agreement except that the provisions of Section 15 hereof shall survive, or (ii) proceed to close the transactions contemplated by this Agreement, in which event all of the provisions of subsection 8.01(a)(i) and subsection 8.01(a)(ii) below shall apply.

     (a) If, on or prior to the date of the Closing, less than a material part of any Property shall be destroyed or damaged by fire or other casualty Purchaser shall nevertheless close title to all of the Properties pursuant to all the terms and conditions of this Agreement (without any adjustment to the Purchase Price except as otherwise set forth herein), subject to the following: (i) No Seller Party shall (x) adjust and settle any insurance claims, or (y) enter into any construction or other contract for the repair or restoration of the Property without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed, and (ii) at the Closing, the Seller shall (1) pay over to Purchaser the amount of any insurance proceeds, to the extent collected by any Seller Party in connection with such casualty, less the amount of the actual and reasonable unreimbursed expenses incurred by such Seller Party in connection with collecting such proceeds and making any repairs to the Property occasioned by such casualty pursuant to any contract (provided that such contract was reasonably approved by Purchaser as required by this Section), (2) assign to Purchaser in form reasonably satisfactory to Purchaser all of the Seller's right, title and interest in and to any insurance proceeds that are uncollected at the time of the Closing and that may be paid in respect of such casualty and (3) pay over to Purchaser a sum equal to the amount of the deductible, if any, on the applicable insurance policy for the Property. The Seller shall reasonably cooperate with Purchaser in the collection of such proceeds, which obligation shall survive the Closing.

     (b) For the purpose of this Section, the phrase a "MATERIAL PART" of an Improvement shall mean a portion of an Improvement such that the cost of repair or restoration thereof is estimated by a reputable contractor selected by the Seller and reasonably satisfactory to Purchaser, to be in excess of Five Million and 00/100 Dollars ($5,000,000).

                   SECTION 9: CONDEMNATION PENDING CLOSING

     Section 9.01. If, prior to the Closing Date, condemnation or eminent domain proceedings shall be commenced by any competent public authority against the Real Property or any part thereof, the Seller shall promptly give Purchaser written notice thereof. After notice of the commencement of any such proceedings (from the Seller or otherwise) and in the event that the taking of such property is "Material" (as hereinafter defined), Purchaser shall have the right (i) to accept title to the Property subject to the proceedings, whereupon any award payable to the Seller Parties shall be paid to Purchaser and the Seller Parties shall deliver to Purchaser at the Closing all assignments and other documents reasonably requested by Purchaser to vest such award in Purchaser, or (ii) to rescind this Agreement and upon the return of the Deposit, this Agreement shall be null and void and neither party will have any further obligations hereunder except that the provisions of Section 15 hereof shall survive. A taking shall be deemed to be Material if said taking materially and adversely affects access to any of the Properties, or leaves a remaining balance of any Property which may not be economically operated for the purpose for which the Property was operated prior to such taking, or if in the reasonable estimation of an appraiser selected by Seller, subject to Purchaser's reasonable approval, the taking would result in a claim for condemnation proceeds equal to or in excess of Five Million and 00/100 Dollars ($5,000,000).

     Section 9.02. In the event of a non-Material taking of any part of the Real Property, Purchaser shall accept the Real Property subject to the proceedings and pay to the Seller the full Purchase Price, whereupon any award payable to any Seller Party shall be paid to Purchaser and such Seller Party shall deliver to Purchaser at the Closing all assignments and other documents reasonably requested by Purchaser to vest such award in Purchaser.

            SECTION 10: THE SELLER'S WARRANTIES AND REPRESENTATIONS

     To induce Purchaser to enter into this Agreement and to accept the Property from the Seller, the Seller makes the following representations and warranties, all of which the Seller represents are true in all material respects as of the date hereof and, with respect to the representations set forth in Section 10.01, 10.02, 10.03, 10.04, 10.08, 10.09 and 10.12
(collectively, the "CLOSING DATE REPRESENTATIONS"), shall be true in all material respects as of the Closing Date and, with respect to the Closing Date Representations, shall be deemed to be made as of that date:

     Section 10.01. The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate any material contract, agreement, commitment, order, judgment or decree to which any Seller Party is a party or by which any Seller Party or the Property is bound and Seller has, or upon the Closing Date shall have, obtained all consents necessary (whether from a governmental authority or other third party), subject to the consummation of the Merger, in order for it to consummate the transactions contemplated hereby.

     Section 10.02. The Seller has the full right, power and authority to bind Seller to this Agreement and to carry out Seller's obligations hereunder and, upon consummation of the Merger, Seller shall have the full right, power and authority to sell and convey the Property to Purchaser as provided herein and to take all actions required by this Agreement.

     Section 10.03. Upon execution, this Agreement shall be the valid and binding obligation on Seller, enforceable against Seller in accordance with the terms hereof.

     Section 10.04. Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and the income tax regulations thereunder.

     Section 10.05. To the actual knowledge of Seller, attached hereto as Exhibit A is a true and complete list of the Leases (including all amendments, modifications and side agreements) affecting the Properties as of the date hereof.

     Section 10.06. To the actual knowledge Seller, attached hereto as Exhibit B is a list which contains all service contracts as of July 9, 1998 that relate to services provided to the Properties in excess of $75,000 per annum and that are not terminable by any of the Seller Parties or the Tower Entities on notice of 90 days or less without penalty which, to the actual knowledge of Seller, have not been amended or modified nor, to the actual knowledge of Seller, have any new such service contracts been entered into from and after July 9, 1998.

     Section 10.07. Except as set forth in the IVI Reports, Seller has no actual knowledge of any structural, mechanical or environmental defects or material violations of law relating to the Property as of the date hereof.

     Section 10.08. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to conduct business under the laws of the State of New York.

     Section 10.09. A true, correct and complete copy of the Merger Agreement and the Company Disclosure Schedule (as defined in the Merger Agreement) are annexed hereto as Exhibit H and same have not been amended or modified (it being acknowledged that Seller shall have the right to amend, modify or supplement the terms of the Merger Agreement so long as (i) Purchaser's rights hereunder are not materially adversely affected and (ii) Seller shall not amend, modify or supplement the terms of the Merger Agreement for the purpose of circumventing or diminishing its obligations hereunder).

     Section 10.10. The Merger Agreement constitutes the legal, valid and binding obligations of the Merger Parties and is in full force and effect. To the actual knowledge of Seller, none of the parties under the Merger Agreement are in default of any of their respective obligations thereunder as of the date hereof.

     Section 10.11. No action, suit or proceeding is pending or, to Seller's knowledge, threatened against Seller which would materially adversely affect Seller's financial condition or its ability to fully perform its obligations pursuant to this Agreement.

     Section 10.12. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Seller, including, without limitation, the United States of America, the State of New York or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Seller is a party or by which Seller is bound or affected and no consent of any governmental agency is required

     Section 10.13. All of the representations and warranties of Seller contained in this Agreement shall survive the Closing for a four (4) month period.

     Section 10.14. If (a) any of the representations and warranties set forth above prove to have been false as of the date hereof, or as of the Closing Date with respect to the Closing Date Representations, and same is asserted in a writing (a "PURCHASER'S LOSS NOTICE") delivered by Purchaser to the Seller on or prior to Closing or during the four (4) month survival period, (b) Purchaser has not received the benefit of any Consent Rights and/or (c) a monetary lien (other than a Recorded Mortgage) shall have been recorded (and remain outstanding) against any of the Properties during the Contract Period (the occurrence of a Loss to Purchaser resulting from an occurrence described in clauses (a), (b) and/or (c) of this Section 10.14 being hereinafter referred to as a "LOSS EVENT"), then Purchaser's remedies with respect to such Loss Event shall be as set forth in Section 16.01(i) hereof. It is specifically acknowledged that (i) if any information is disclosed in writing to Purchaser on or prior to the date hereof by the Seller Parties or the Tower Entities (or either of their attorneys, accountants, consultants or other professionals) (or is the subject of correspondence between the Seller Parties or the Tower Entities and Purchaser) which indicates that a representation made by Seller in this Agreement is untrue (it being agreed that Purchaser shall be deemed to have received written disclosure with respect to any matter contained in the materials made available to Purchaser in the due diligence room at the offices of Skadden, Arps, Slate, Meagher and Flom prior to signing this Agreement), Seller shall have no liability with respect to such misrepresentation and Purchaser shall not be entitled to any credit at Closing in connection therewith, and (ii) if the Closing occurs, the Seller shall have no liability to the extent such representations which were otherwise known by Purchaser at Closing to be untrue or inaccurate.

               SECTION 11: THE SELLER'S INSTRUMENTS AT CLOSING

     Section 11.01. For each Property the Seller shall duly execute, acknowledge and/or deliver or, where applicable, cause the following to be duly executed, acknowledged and/or delivered by the appropriate Seller Parties or the Tower Entities, as applicable, to Purchaser on the Closing Date (collectively, the "SELLER'S INSTRUMENTS"):

     (a) a deed substantially in the form of Exhibit C attached hereto;

     (b) a title affidavit in the form of Exhibit L attached hereto and any entity authorization documention as may be reasonably required by the Title Insurer;

     (c) real estate transfer tax forms and returns for the Properties;

     (d) an affidavit as required pursuant to Section 1445 of the Code substantially in the form of Exhibit E hereto;

     (e) the plans with respect to the Improvements on the Properties to the extent in the Seller's possession;

     (f) such other documents, instruments, resolutions and other material reasonably requested by Purchaser as may be necessary to effect the transfer of title hereunder, to record the deeds or as may be reasonably requested by the Title Insurer;

     (g) the Assignment Agreement substantially in the form of Exhibit D attached hereto and made a part hereof, together with original executed counterparts, to the extent originals are in Seller's possession, or, if originals are not in Seller's possession, copies (to the extent that copies are in Seller's possession) of all Leases, Service Contracts, Books and Records and Brokerage Agreements, if any;

     (h) all Security Deposits actually held by the Tower Entities at Closing, together with all accrued interest thereon actually held by the Tower Entities at Closing, by payment of the amount thereof to Purchaser or by a credit to Purchaser against the Purchase Price, and with respect to any Security Deposits which are other than cash or that are in the form of a letter of credit (collectively, the "NON-CASH SECURITY DEPOSITS"), by way of appropriate instruments of transfer or assignment of such Non-Cash Security Deposits which are required to transfer such Non-Cash Security Deposits to Purchaser as the new beneficiary thereunder, provided, however, that if Seller lacks sufficient information, or is otherwise unable, at Closing, to make the deliveries hereunder, Seller shall make such deliveries as promptly after Closing as practicable, but in no event later than the day that is three (3) months after the Closing Date. Seller shall reasonably cooperate with Purchaser to prevent the expiration of any Non-Cash Security Deposits prior to the transfer of the same to Purchaser and to facilitate the recognition by the issuer of such instrument of Purchaser as the beneficiary of any letter of credit or other form of Non-Cash Security Deposits;

     (i) a closing statement setting forth all apportionments to be made at Closing together with disbursement instructions for payment of the balance of the Purchase Price;

     (j) notice to the Tenants, advising them of the sale of the Properties to Purchaser, substantially in the form of Exhibit G attached hereto and made a part hereof.

            SECTION 12: PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Section 12.01. To induce the Seller to enter into this Agreement, Purchaser makes the following representations and warranties, all of which Purchaser represents are true in all material respects as of the date hereof and shall be true in all material respects as of the Closing Date and shall be deemed to be made as of that date.

     (a) The execution, delivery and performance of this Agreement and consummation of the transaction hereby contemplated in accordance with the terms of this Agreement will not violate any material contract, agreement, commitment, order, judgment or decree to which Purchaser is a party or by which it is bound, and Purchaser has obtained (or will, by the Closing, have obtained) all consents necessary (whether from a governmental authority or other third party) in order for it to consummate the transactions contemplated hereby.

     (b) The party or parties executing this Agreement on behalf of Purchaser have been duly authorized and are empowered to bind Purchaser to this Agreement and to take all actions required by this Agreement.

     (c) Upon execution, this Agreement shall be the binding obligation of Purchaser, enforceable against Purchaser in accordance with the terms hereof.

     (d) No action, suit or proceeding is pending or, to Purchaser's knowledge, threatened against Purchaser which would materially adversely affect Purchaser's financial condition or its ability to fully perform its obligations pursuant to this Agreement.

     (e) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of New York or any political subdivision of any of the foregoing, or any decision or ruling of any arbitrator to which Purchaser is a party or by which Purchaser is bound or affected and no consent of any governmental agency is required.

     All representations and warranties of Purchaser contained in this Agreement shall survive the Closing for a period of four (4) months.

                SECTION 13: PURCHASER'S INSTRUMENTS AT CLOSING

     Section 13.01. On the Closing Date, Purchaser shall deliver the Purchase Price, as adjusted, to the Seller. Additionally, on the Closing Date, Purchaser shall duly execute, acknowledge and deliver to the Seller the following:

     (a) real estate transfer tax forms and returns, if any, for the Property;

     (b) the Assignment Agreement in the form of Exhibit D attached hereto

     (c) a closing statement setting forth all apportionments to be made at Closing together with disbursement instructions for payment of the balance of the Purchaser Price; and

     (d) such other documents, instruments, resolutions and other material as may be necessary to effect the transfer of title hereunder and reasonably requested by the Seller or the Title Insurer.

                         SECTION 14: CONTRACT PERIOD

     Section 14.01. Purchaser shall have the benefit of any consent and/or approval rights (the "CONSENT RIGHTS") granted to any of the Merger Parties under the Merger Agreement with respect to any matters affecting any of the Properties and/or any Leases or proposed leases; provided, however, that Purchaser acknowledges that if none of the Merger Parties have any Consent Rights with respect to a particular matter and/or any Lease or proposed lease or if Tower or Tower Realty fail to allow the Merger Parties or Purchaser to exercise any Consent Rights, then Purchaser shall still be obligated to purchase the Property, subject to Purchaser's rights pursuant to Section 16.01(i) hereof. Notwithstanding anything to the contrary herein set forth, in the event that: (i) the Tower Entities provide the Consent Rights to the Merger Parties; (ii) the Merger Parties fail to provide such Consent Rights to Purchaser; and (iii) Purchaser incurs a Loss as a result of Seller's failure to provide such Consent Rights to Purchaser; then, in such event, Purchaser shall be obligated to consummate the Closing without any adjustment in the Purchase Price if the Loss resulting therefrom is equal to or less than $250,000; provided, however, that if such Loss is greater than $250,000, then Purchaser shall be entitled to a credit to the Purchase Price to the extent such Loss exceeds $250,000 but in no event shall the credit given to Purchaser under this sentence exceed $1,250,000.

     Section 14.02. Seller and Purchaser agree that all leasing costs including, without limitation, capital improvements, tenant improvements and Commissions (collectively, "SELLER LEASE PAYMENTS") paid in connection with any Lease executed during the Contract Period shall be credited to Seller as an increase in the Purchase Price. Purchaser hereby indemnifies and holds Seller harmless from and against any and all claims, loss, liability, damages, cost or expense, including reasonable attorney fees, that may arise in connection with any Seller Lease Payments paid in connection with any Lease executed during the Contract Period. Any Seller Lease Payments incurred in connection with any Lease signed prior to the date hereof which are unpaid on the Closing Date shall be credited to Purchaser and the Purchase Price shall be decreased accordingly and Seller hereby indemnifies and holds Purchaser harmless from and against any and all claims, loss, liability, damages, cost or expense, including reasonable attorney fees, that may arise in connection with any Seller Lease Payments incurred in connection with any Lease signed prior to the date hereof which are unpaid on the Closing Date.

     Section 14.03. Subject to the limitation of Seller's liability as set forth in Section 3.03 of this Agreement, the Merger Parties agree to maintain the Merger Agreement in full force and effect, to take actions as shall be necessary to facilitate the consummation of the Merger, to not take any action that could impair impede or delay the consummation of the Merger or that could adversely effect Purchaser's rights or any of the Merger Parties' obligations under this Agreement and to use commercially reasonable efforts to enforce any of the Merger Parties' rights under the Merger Agreement and/or to cause the Tower Entities to cooperate with Purchaser, subject to the Merger Agreement, regarding any matters related to Purchaser's acquisition of the Properties and/or Purchaser's rights under this Agreement. Seller shall use good faith efforts to promptly deliver to Purchaser a copy of any notice relating to the Properties which Seller gives or receives pursuant to the Merger Agreement, provided, however, that Seller shall have no liability to Purchaser for the unintentional failure to do so.

     Section 14.04. Purchaser shall have the benefit of any consent and/or approval rights (the "REPAIR CONSENT RIGHTS") granted to any of the Merger Parties under the Merger Agreement with respect to any restoration, repairs and/or capital improvements ("CONTRACT PERIOD REPAIRS"), including, without limitation, Facade Work, to be performed at the Properties during the Contract Period. If any of the Tower Entities notify Seller of any proposed Contract Period Repairs, Seller shall promptly notify Purchaser thereof. Seller shall consult with Purchaser prior to approving any Contract Period Repairs or otherwise responding to the Tower Entities with respect thereto. Seller shall reasonably cooperate with Purchaser and its architects, engineers and contractors in evaluating any proposed Contract Period Repairs and shall attempt to obtain such further information from the Tower Entities as such parties may request. Seller shall deliver to the Tower Entities any reasonable counterproposal prepared by Purchaser and/or its architects, engineers and contractors in response to any proposed Contract Period Repairs. Purchaser agrees, however, that the Merger Parties shall have no liability to Purchaser should the Tower Entities perform any Contract Period Repairs without permitting the Merger Parties to exercise any Repair Consent Rights or if the Tower Entities reject any counter proposal prepared by Purchaser and/or its architects, engineers and contractors. Nothing contained in this Section 14.04 shall be construed to limit Seller's obligation to deliver to the Disbursing Agent the Facade Work Amount at Closing.

     Section 14.05. The provisions of this Section 14 shall survive the Closing.

                            SECTION 15: BROKERAGE

     Section 15.01. Purchaser and the Seller represent and warrant to each other that no broker or person was in any way instrumental or had any part in bringing about this transaction. Purchaser agrees that, should any claim be made for commissions by any broker or person arising by, through or on account of any act of Purchaser or Purchaser's representatives, Purchaser shall indemnify and hold the Seller harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The Seller agrees that should any claim be made for commissions by any broker or person arising by, through or on account of any act of any Seller or such Seller's representatives, such Seller shall indemnify and hold Purchaser harmless from and against any and all claim, liability, cost or expense (including reasonable attorneys' fees) in connection therewith. The provisions of this Section 15.01 shall survive the Closing and/or the sooner termination of this Agreement, but the provisions hereof shall not be deemed or construed as a covenant for the benefit of any third party.

                 SECTION 16: CONDITIONS PRECEDENT TO CLOSING

     Section 16.01. Purchaser's obligations to close title under this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

          (i) all of the Seller's representations and warranties made in this Agreement shall be true and correct in all material respects as of the date hereof and, with respect to the Closing Date Representations, as of the Closing Date, and Purchaser shall have received the benefit of the Consent Rights during the Contract Period and no monetary lien (other than a Recorded Mortgage subject to the provisions of Section 6 hereof) shall have been recorded (and remain outstanding) against any of the Properties during the Contract Period; provided, however, that Purchaser shall be obligated to consummate the Closing without any adjustment in the Purchaser Price if any Loss Events shall have occurred and the aggregate amount of the Losses resulting therefrom is equal to or less than $1,500,000. If any Loss Events shall have occurred and the aggregate amount of the Losses resulting therefrom exceeds $1,500,000, Purchaser shall be entitled to recover such Losses in excess of $1,500,000 from Seller at Closing by means of an adjustment or credit to the Purchase Price, or after Closing, as applicable, in accordance with any Purchaser's Loss Notice delivered in accordance with Section 10.14 hereof; provided, however, that in no event shall Seller's liability hereunder, and Purchaser's credit on account thereof, exceed $2,000,000. If any Loss Events occur and the aggregate amount of the Losses exceeds $3,500,000, Purchaser shall have the right to terminate this Agreement and receive the return of the Deposit; provided, however, that Purchaser shall not be permitted to terminate this Agreement if Seller elects (it being acknowledged that Seller shall have the right but not the obligation to make such election) to grant an additional credit to Purchaser at Closing in the aggregate amount by which the Losses exceeds $3,500,000.00. In the event that there is a dispute as to whether a Loss Event has occurred, the Closing shall occur without adjustment regarding same, provided, however, that a portion of the Purchase Price equal to the disputed amount shall be held in escrow by the Escrow Agent pending resolution of the dispute. The provisions of this Section 16.01(i) shall not apply to a Loss incurred by Purchaser due to the failure of the Merger Parties to grant Purchaser Consent Rights with respect to a matter as to which Tower or Tower Realty had granted the Merger Parties the opportunity to exercise Consent Rights, it being understood that any such Loss shall be addressed as set forth in Section 14.01 hereof.

          (ii) the Seller shall have performed all material obligations and agreements undertaken by it herein to be performed at or prior to the Closing Date.

     (b) The Seller's obligations to close title under this Agreement on the Closing Date shall be subject to the satisfaction of the following conditions precedent on the Closing Date:

          (i) all of Purchaser's representations and warranties made in this Agreement shall be true and correct in all material respects as of the Closing Date as if they were made on that date; and

          (ii) Purchaser shall have performed all material obligations and agreements undertaken by it herein to be performed at or prior to the Closing Date.

                           SECTION 17: TRANSFER TAX

     Section 17.01. (a) Seller shall pay the applicable New York State and New York City transfer tax (collectively, the "TRANSFER TAX") in connection with the conveyance of the Properties to Purchaser. Seller hereby indemnifies and holds Purchaser harmless from and against any loss, cost, claim, liability, damage or expense (including reasonable attorneys' fees) which Purchaser may incur or that may arise due to the failure of, or if it shall be finally determined that, any additional Transfer Tax is due and payable including, without limitation, any interest or penalty charges imposed by reason of the untimely delivery to the appropriate recording officer of any payment of any such Transfer Tax. Purchaser will reasonably cooperate with any structure for the consummation of the transaction contemplated by this Agreement as proposed by Seller so long as the implementation of such proposed structure would not adversely affect Purchaser in any way. Notwithstanding anything herein to the contrary, Seller shall use good faith efforts to cause the Tower Entities to
(i) execute and deliver a contract substantially in the form set forth in Exhibit J attached hereto (the "CONTRACT OF Record"), (ii) execute and deliver, prior to Closing, the Seller's Instruments and (iii) execute and deliver an escrow agreement (the "CONVEYANCE ESCROW AGREEMENT") by and among the Tower Entities and Seller, pursuant to which the Contract of Record and the Seller's Instruments shall be held in escrow during the Contract Period and released from escrow and delivered to Purchaser and/or Purchaser's Affiliates in accordance with Section 21.01 hereof immediately prior to the Merger. Notwithstanding the foregoing, in the event that Seller fails to cause the Tower Entities to execute and deliver the Contract of Record, the Seller's Instruments and the Conveyance Escrow Agreement on or before the tenth (10th) Business Day after the date of this Agreement, Seller may on or before the date ("SELLER'S OUTSIDE TERMINATION DATE") that is six (6) days after the expiration of the foregoing ten (10) Business Day period, deliver to Purchaser a notice (a "TOWER CONVEYANCE TERMINATION NOTICE") terminating this Agreement in which case the Deposit shall be promptly returned to Purchaser and neither party shall have any obligation to the other hereunder. If Seller has not delivered to Purchaser a Tower Conveyance Termination Notice on or before the Seller's Outside Termination Date, then Seller shall be deemed to have irrevocably waived its right to terminate this Agreement on account of Seller's inability to cause the Tower Entities to execute, deliver and perform the Contract of Record, the Seller's Instruments and the Conveyance Escrow Agreement. The failure by any of the Tower Entities and/or Seller to perform their respective obligations under the Conveyance Escrow Agreement shall not be, or be deemed to be, a condition to, or excuse, the performance by Seller on or prior to the Closing Date of any of Seller's obligations under this Agreement.

     (b) In the event of any inconsistency or conflict between the terms of this Agreement and the Contract of Record, the terms of this Agreement shall govern and control.

     (c) Notwithstanding anything contained herein or in Seller's Instruments to the contrary, all surviving indemnities, representations and covenants of Seller under this Agreement, the "seller" under the Contract of Record, and the transferor under Seller's Instruments shall remain the obligations of the applicable Merger Parties and/or shall be and shall be deemed to be, the obligations of the applicable Merger Parties as successors in interest to the Tower Entities.

     Section 17.02. The provisions of this Section 17 shall survive the Closing.

                           SECTION 18: TOWER LEASE

     Section 18.01. Purchaser acknowledges that Seller shall terminate the Tower Lease effective as of the 30th day after the Closing Date. Seller shall not pay any lease termination fee and Purchaser shall not be entitled to any adjustment to the Purchase Price in connection with such termination.

                             SECTION 19: NOTICES

     Section 19.01. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal delivery (including, without limitation, overnight delivery, courier or messenger services); (b) telecopier (if printed confirmation of successful transmission thereof is obtained from the sender's telecopier and same is confirmed telephonically by the Sender), or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Notice by a party's counsel shall be deemed to be notice by such party. All notices to the Seller shall be sent to the address set forth below. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (x) pursuant to subsection (a) shall be deemed received upon such personal delivery, (y) pursuant to subsection (b) shall be deemed received on the day it is dispatched by telecopier and (z) pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

     If to Purchaser:

                               SL Green Operating Partnership, L.P.
                               70 West 36th Street
                               New York, New York 10018
                               Attention:  Benjamin P. Feldman, Executive Vice
                                           President
                               Telecopy: 212-594-0086

     With copies to:           Greenberg Traurig
                               200 Park Avenue
                               New York, New York 10166
                               Attention:  Robert J. Ivanhoe, Esq.
                               Telecopy: 212-801-6400

     To Seller:                c/o Reckson Associates
                               225 Broadhollow Road
                               Melville, NY 11747-0983
                               Attention: Jason Barnett
                               Telecopy: (516) 694-6390

     With copies to:           Brown & Wood LLP
                               One World Trade Center
                               New York, NY 10048-0557
                               Attention: Jeff Feigelson, Esq.
                               Telecopy: (212) 839-5599

                             SECTION 20: DEFAULT

     Section 20.01. Purchaser's Default. If Purchaser shall fail to close on
                    -------------------
the Closing Date and the Seller has performed or is ready, willing and able to perform its obligations under the Merger Agreement and hereunder, then the Seller shall have the right to treat this Agreement as having been breached by Purchaser and the Seller's sole and exclusive remedy on account of such breach shall be the right to terminate this Agreement by written notice to Purchaser or Purchaser's attorney. Upon such termination (a) Purchaser shall forfeit all rights and claims with respect to the Property pursuant to this Agreement and to the Deposit; and (b) Escrow Agent shall remit the Deposit to the Seller. The Seller and Purchaser hereby agree that payment of the Deposit to the Seller shall be deemed to be fair and adequate, but not excessive, liquidated damages (and not a penalty) based upon the following considerations which the Seller and Purchaser agree would constitute damages to the Seller for any default by Purchaser but which are impossible to quantify, to wit: (i) the removal of the Property from the real estate market together with the uncertainty of obtaining a new purchaser at the same or greater purchase price; (ii) the expenses incurred by the Seller, including (but not by way of limitation) attorneys' fees, taxes, mortgage interest, and other items incidental to the maintenance of the Property until it is eventually sold; and
(iii) all other expenses incurred by the Seller as a result of Purchaser's default.

In the event of such termination, Purchaser shall immediately return or destroy its executed copy of this Agreement to the Seller for cancellation together with all due diligence materials, reports and studies delivered to Purchaser by the Seller (without Purchaser retaining copies thereof).

     Section 20.02. The Seller's Default. In the event the Seller is in
                    --------------------
default under this Agreement on the Closing Date, or at least ten (10) Business Days prior to the Closing Date by reason of the Seller's failure or refusal to comply with any terms of this Agreement for more than ten (10) Business Days after receipt of written notice thereof has been given to the Seller, then Purchaser's remedies shall be limited to the right to (a) the immediate return of the Deposit and the cancellation of this Agreement, (b) if the Merger has not occurred, bring an action to recover any sums due under
Section 3.03 hereof and (c) if the Merger has occurred, Purchaser may bring an action to specifically enforce this Agreement and compel the Seller to perform the terms and conditions of this Agreement and Purchaser shall have no other rights or remedies against the Seller on account of a default.

                            SECTION 21: ASSIGNMENT

     Section 21.01. This Agreement and Purchaser's rights hereunder may not be assigned by Purchaser without the prior written consent of the Seller except that Purchaser may (i) assign it rights hereunder to any Affiliate and (ii) designate any of its Affiliates to become the grantee on any deed and the transferee under any other Closing documents for the applicable Property executed and delivered by any of the Seller Parties and/or the Tower Entities.

                           SECTION 22: COUNTERPARTS

     Section 22.01. This Agreement may be executed in counterparts. The signatures of the parties who sign different counterparts of this Agreement or any of the instruments executed to effectuate the purposes of this Agreement shall have the same effect as if those parties had signed the same counterparts of this Agreement or of any such instrument.

                        SECTION 23: FURTHER ASSURANCES

     Section 23.01. Purchaser and the Seller each agree to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement. This Section 23.01 shall survive the Closing Date.

                          SECTION 24: MISCELLANEOUS

     Section 24.01. In connection with the transfer of the Property pursuant to this Agreement, Purchaser agrees to pay the fees and disbursements of the Title Insurer for Purchaser's searches, surveys, title reports and title insurance and recording fees.

     Section 24.02. Subject to Section 21 hereof, this Agreement shall be binding upon and shall inure to the benefit of the Seller and Purchaser and their respective successors and assigns.

     Section 24.03. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

     Section 24.04. The headings of the several Sections contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof.

     Section 24.05. The invalidity or unenforceability of any provision of this Agreement shall not affect or impair any other provision of this Agreement.

     Section 24.06. This Agreement contains the entire agreement between the Seller and Purchaser, and any and all prior understandings and dealings heretofore had are merged herein and any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement hereafter made is in writing and signed by the Seller and Purchaser.

     Section 24.07. Purchaser shall have no right to record this Agreement or a memorandum hereof. If Purchaser shall so record this Agreement or a memorandum, Purchaser shall be in default of the terms and conditions of this Agreement.

     Section 24.08. To the extent in Seller's possession, Seller shall make available to Purchaser financial reports necessary for Purchaser to comply with the requirements of Section 314 of the Internal Revenue Code.

     Section 24.09. Notwithstanding anything contained herein to the contrary, true, correct and complete copies of the IVI Reports have been delivered to Purchaser. Seller shall use reasonable efforts to have the issuers of the IVI Reports to certify that the IVI Reports may be relied on by Purchaser in connection with Purchaser's acquisition of the Properties.

                           SECTION 25: ESCROW AGENT

     Section 25.01. The Seller and Purchaser hereby designate "ESCROW AGENT" to receive and hold the Downpayment delivered herewith by Purchaser in accordance with Section 3 hereof, and Escrow Agent agrees to act as such Escrow Agent subject to the provisions of this Section 25.

     Section 25.02. The Downpayment shall be deposited in an interest bearing money market account at any federally insured banking institution unless delivered in the form of an LC or unless otherwise mutually directed by Seller and Purchaser.

     Section 25.03. On receipt by Escrow Agent of a statement executed by the Seller and Purchaser that title to the Properties has closed under this Agreement, Escrow Agent shall promptly deliver such Deposit to Seller.

     Section 25.04. On receipt by Escrow Agent of a statement executed by Purchaser prior to the Closing Date that title to the Properties has not closed under this Agreement because of a default by Seller under this Agreement or because of Seller's inability to convey title to the Properties in accordance with the provisions of this Agreement or because any contingency contained in this Agreement has not been satisfied or waived, Escrow Agent shall with ten (10) Business Days, deliver a copy of said statement to the Seller and return such Deposit to Purchaser on the tenth (10th) Business Day after receipt by the Seller of said statement unless Escrow Agent, prior to such return, receives from the Seller a statement contesting the accuracy of Purchaser's statement and demanding retention of said Deposit by Escrow Agent.

     Section 25.05. On receipt by Escrow Agent of a statement executed by the Seller prior to the Closing Date that title to the Properties has not closed under this Agreement because of a default by Purchaser under this Agreement, Escrow Agent shall within ten (10) Business Days deliver said statement to Purchaser and deliver such Deposit to the Seller on the tenth (10th) Business Day after receipt by Purchaser of such statement unless Escrow Agent, prior to such delivery, receives from Purchaser a statement contesting the accuracy of the Seller's statement and demanding retention of said Deposit by Escrow Agent.

     Section 25.06. On receipt by Escrow Agent of a statement from the Seller or Purchaser, as the case may be, under subparagraph 25.04 or 25.05 above, Escrow Agent shall retain the Deposit and thereafter deliver the same to either the Seller or Purchaser as the Seller or Purchaser may jointly direct by a statement executed by them both, provided if there is any dispute with respect to the Deposit Escrow Agent may immediately and with notice to the Seller and Purchaser, surrender said Deposit to a court of competent jurisdiction for such disposition as may be directed by such court.

     Section 25.07. Upon delivery of the Deposit to either Purchaser, the Seller or a court of competent jurisdiction under and pursuant to the provisions of this Section 25, Escrow Agent shall be relieved of all liability, responsibility or obligation with respect to or arising out of the Deposit and any and all of its obligations arising therefrom.

     Section 25.08. The Escrow Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for anything which it may in good faith do or refrain from doing in connection herewith or for any negligence other than its gross negligence, nor shall the Escrow Agent be answerable for the default or misconduct other than the willful misconduct of its agents, attorneys or employees if they be selected with reasonable care. The Escrow Agent is authorized to act upon any document believed by it to be genuine and to be signed by the proper party or parties and will incur no liability in so acting.

     Section 25.09. The Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

                   SECTION 26: CONFIDENTIALITY/PUBLICATION

     Section 26.01. Except as may be required by law or as may be necessary to effectuate the contemplated transaction or except as set forth below, both the Seller and Purchaser, individually and on behalf of their representatives, including, without limitation, Purchaser's financial advisors, attorneys, accountants, actual and prospective lenders, tenants, contractors, agents, employees and actual and prospective investors (but, with respect to Purchaser, expressly excluding prospective purchasers), agree that prior to Closing they and their respective representatives shall hold both the terms and conditions of this Agreement and its existence as confidential information and will not disclose such terms, conditions or existence or the fact that the negotiations are taking place, to any third party without the other's consent. On or after (but in no event before) the earlier to occur of (x) the date on which Tower agrees in writing to enter into the Contract of Record and (y) the Seller's Outside Termination Date, provided that Seller has not delivered to Purchaser a Tower Conveyance Termination Notice on or prior to such date, Seller and/or Purchaser may announce the transaction contemplated herein in a press release after first submitting the proposed press release to the other party for its review and approval which shall not be unreasonably withheld or delayed. It shall be deemed reasonable for any party hereto to object to any press release if same, in the reasonable opinion of such party, casts such party or the transaction contemplated hereunder in an unfavorable light.

                    SECTION 27: EMPLOYEES/UNION AGREEMENT

     Section 27.01. Purchaser acknowledges that the Tower Entities are parties to the Union Agreements with respect to certain employees located at the Properties. At Closing, (i) Seller shall not assign any of its rights under the Union Agreements to Purchaser and (ii) Purchaser shall not assume any of Seller's obligations under the Union Agreements. As a condition of Seller agreeing to the foregoing, Purchaser shall and does hereby agree to indemnify, defend and hold Seller (and the Tower Entities, if applicable) free and harmless from and against any and all liability, claims, actions, damages, judgments, penalties, costs and expenses, including reasonable attorneys' fees, accruing under any such Union Agreements to the extent such liabilities, claims, actions, damages, judgments, penalties, costs and expenses are directly related to actions taken by Purchaser or the fact that Purchaser has not assumed the Union Agreements. The provisions of this Section 27 shall survive Closing.

                         SECTION 28: TAX PROCEEDINGS

     Section 28.01. The Merger Parties agree, to the extent any of the Merger Parties have such rights under the Merger Agreement, that prior to the Closing Date none of them shall commence or permit to be commenced any tax proceeding(s) for the reduction of the assessed valuation of any of the Properties as it relates to any portion of the fiscal tax year in which the Closing occurs, or any fiscal tax year prior thereto, without the consent of Purchaser, which consent shall not be unreasonably withheld. To the extent any of the Merger Parties have such rights under the Merger Agreement, the Merger Parties shall not, and shall not permit any other parties, to withdraw, settle or otherwise compromise any such proceeding as it relates to any portion of the fiscal tax year in which the Closing occurs without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds or credits received by Seller that are attributable to the fiscal tax year in which the Closing occurs shall be apportioned between Seller and Purchaser less any reasonable expenses incurred by Seller in connection with the prosecution of such proceeding. In the event any such proceeding shall affect a fiscal tax year falling entirely during Purchaser's period of ownership, Seller shall, at Purchaser's election, at the Closing, assign all of its right, title and interest in such proceeding to Purchaser pursuant to an assignment in form reasonably acceptable to Purchaser. If Purchaser does not elect to accept such assignment, Seller may withdraw such proceeding. Real estate tax refunds or credits received by Purchaser post-Closing directly from the applicable municipality that are attributable to the fiscal tax year in which the Closing occurs shall be apportioned between Seller and Purchaser less any reasonable expenses incurred by Purchaser in connection with the prosecution of the applicable tax proceeding. The provisions of this Section 28 shall survive Closing.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Seller and Purchaser have executed this Agreement as of the day and year first above written.

                                    SELLER
                                    ------

                                    METROPOLITAN OPERATING
                                    PARTNERSHIP, L.P.
                                    By: Metropolitan Partners LLC, its general
                                          partner



                                          By:
                                              --------------------------------
                                               Name:
                                               Title:





                                    PURCHASER:
                                    ---------

                                    SL GREEN OPERATING PARTNERSHIP,
                                    L.P.
                                    a Delaware limited partnership

                                    By: SL GREEN REALTY CORP.
                                          a Maryland corporation,
                                          its general partner


                                         By:
                                              --------------------------------
                                              Name:  Marc Holliday
                                              Title: Chief Investment Officer


                                    ESCROW AGENT
                                    ------------

                                    -----------------------------


                                          By:
                                              --------------------------------
                                               Name:
                                               Title:

The undersigned hereby consent to and agree to be bound by the applicable provisions of Sections 3.03, 14.01, 14.03, 14.04, 17.01(c) and 28 of the foregoing instrument:


METROPOLITAN PARTNERS LLC



By:
    ---------------------------
Name:
Title:



RECKSON ASSOCIATES REALTY CORP.



By:
    ---------------------------
Name:
Title:



RECKSON OPERATING PARTNERSHIP, L.P.
By:  Reckson Associates Realty Corp., its
     general partner



     By:
         ---------------------------
     Name:
     Title:

                       EXHIBIT A: Description of Leases

                          (TO BE SUPPLIED BY SELLER)

              EXHIBIT B: Description of Certain Service Contracts

     1. NONE

                                   EXHIBIT C
                            BARGAIN AND SALE DEED,
                    WITHOUT COVENANT AGAINST GRANTOR'S ACTS

     THIS INDENTURE, made the      day of      , 1999, BETWEEN
                              ----        -----                ---------
[Insert Name and Address], party of the first part, and [Insert Name and
-------------------------
Address], party of the second part,

     WITNESSETH, that the party of the first part, in consideration of Ten and No/100ths dollars and other valuable consideration, in lawful money of the United States, paid by the party of the second part, does hereby grant and release unto the party of the second part, the heirs, successors and assigns of the party of the second part forever.

     ALL that certain plot, piece or parcel of land, with the buildings and improvements thereon erected, situated, lying and being in the

                               CITY OF NEW YORK
                              COUNTY OF NEW YORK
                    STATE OF NEW YORK, AS MORE PARTICULARLY
                    DESCRIBED ON EXHIBIT A ATTACHED HERETO
                                 ---------
                            AND MADE A PART HEREOF.

     TOGETHER with all right, title and interest, if any, of the party of the first part in and to any streets and roads abutting the above described premises to the center lines thereof;

     TOGETHER with the appurtenances and all the estate and rights of the party of the first part in and to said premises;

     TO HAVE AND TO HOLD the premises herein granted unto the party of the second part, the heirs or successors and assigns of the party of the second part forever.

     The party of the first part, in compliance with Section 13 of the Lien Law, covenants that the party of the first part will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvements and will apply the same first to the payment of the cost of the improvements before using any part of the total of the same for any other purpose.

     The word "party" shall be construed as if it read "parties" whenever the sense of this indenture so requires.

     IN WITNESS WHEREOF, the party of the first part has duly executed this deed the day and year first above written.

IN PRESENCE OF                                       [Seller]

                               [Acknowledgement]

                          After recording return to:
                               Greenberg Traurig
                                200 Park Avenue
                           New York, New York 10166
                        Attn.: Robert J. Ivanhoe, Esq.

                                        Section:

                                        Block:

                                        Lot:

                                        County or Town:

                                   EXHIBIT D

                             ASSIGNMENT AGREEMENT
                             --------------------

     THIS ASSIGNMENT AGREEMENT (this "Assignment"), dated this      day of
                                                               ----
         , 199 , is made by and among                           (the
---------     -                       -------------------------
"Assignor") and                                     (the "Assignee").
                -----------------------------------

     WHEREAS, Assignee has this day purchased Assignor's interest in the real property legally described on the attached Exhibit A (the "Premises"); and

     WHEREAS, the execution and delivery of this Assignment is a condition precedent to the purchase by the Assignee of the Premises;

     NOW, THEREFORE, in consideration of the purchase and sale of the Premises, and for other good and valuable consideration, Assignor agrees as follows (unless otherwise defined, all capitalized terms shall have the meanings set forth in the Purchase and Sale Agreement dated as of
               , 1999 between Assignor and Assignee (the "Purchase Agreement")
---------------
as such capitalized terms relate to the Premises only);

     1. Assignor hereby grants, transfers and assigns to Assignee, without recourse, representation or warranty, except as otherwise expressly set forth in the Purchase Agreement, all the right, title and interest of Assignor in and to the following (the "Assigned Assets"):

          (i) all Permits and Licenses, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlements issued, approved or granted by federal, state or municipal authorities or otherwise in connection with the Premises and its renovation, construction, use, maintenance, repair, leasing and operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities, to insure pedestrian ingress and egress to the Premises and to insure continued use of any vaults under public rights-of-way presently used in the operation of the Premises;

          (ii) the use of any names by which any of the Premises is commonly known, and all goodwill, if any related to said names;

          (iii) all Security Deposits, all Leases, and all correspondence with the tenants under Leases, all booklets and manuals relating to the maintenance and operation of the Premises; and

          (iv) the Books and Records, Service Contracts (but expressly excluding Union Agreements), Warranties, Brokerage Agreements (subject to Assignor's obligations under Section 7.05 and Section
          14.02 of the Purchase Agreement), Intangible Rights and Personal Property.

     The foregoing are collectively referred to herein as the "Assigned Assets". The foregoing assignment is made without recourse, and on an "as-is, where-is, with all faults" basis, without any representation or warranty by Assignor except as may be expressly set forth in the Purchase Agreement.

     2. Assignor shall retain full responsibility for all the obligations under the Assigned Assets accruing prior to the date hereof and Assignor agrees to indemnify and hold Assignee harmless from any claims, liabilities or costs arising therefrom.

     3. Assignee agrees to accept full responsibility for all the obligations under the Assigned Assets accruing on or after the date hereof and Assignee agrees to indemnify and hold Assignor harmless from any claims, liabilities or costs arising therefrom.

     4. This instrument may be executed in counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.

     5. This Assignment shall be governed by and construed in accordance with the laws of the State of New York. This Assignment shall be construed without regard to any presumption or other rule requiring construction against the party causing this Assignment to be drafted.

     IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:                           ASSIGNEE:

(EXHIBIT A)
 ---------


                               Legal Description


                     (same as Exhibit A to this Agreement)

                                   EXHIBIT E

                              FIRPTA CERTIFICATE
                              ------------------

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon
the disposition of a U.S. real property interest by             ("Seller"),
                                                    -----------
Seller hereby certifies the following:

1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.   Seller's U.S. employer identification number is (                 ) and
                                                      -----------------

3. Seller's principal place of business is (                               ).
                                            -------------------------------

     Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.



                               By:
                                   --------------------------------


                                      By:
                                           -------------------------------
                                           Name:
                                           Title:



Subscribed and sworn to
before me this      day of
               ----
           , 199 .
-----------     -


----------------------------
Notary Public

                                   EXHIBIT F

            IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER
                                                        ----------


                                                 -----------------

BENEFICIARY:                             APPLICANT:

METROPOLITAN OPERATING                   SL GREEN OPERATION PARTNERSHIP L.P.
  PARTNERSHIP, L.P.                      C/O SL GREEN MANAGEMENT LLC
C/O RECKSON OPERATING                    70 WEST 36TH STREET
  PARTNERSHIP. L.P.                      NEW YORK, NY 10018
225 BROADHALLON ROAD                     ATTENTION:  BEN FELDMAN
MELVILLE, NEW YORK 11747-0983

GENTLEMEN:

BY THE ORDER OF SL GREEN OPERATING PARTNERSHIP, L.P., WE HEREBY OPEN IN
BENEFICIARY'S FAVOR OUR IRREVOCABLE LETTER OF CREDIT NO.         FOR THE
                                                         -------
ACCOUNT OF SL GREEN OPERATING PARTNERSHIP, L.P. FOR A SUM OR SUMS NOT EXCEEDING A TOTAL OF U.S. $5,000,00000 (FIVE MILLION AND 00/100 UNITED STATES DOLLARS) AVAILABLE BY BENEFICIARY'S DRAFT(S) AT SIGHT DRAWN ON BANKBOSTON, NA,
BOSTON, MASSACHUSETTS EFFECTIVE              AND EXPIRING AT OUT COUNTERS ONE
                                ------------
YEAR FROM THE DATE HEREOF.

DRAFTS MUST BE ACCOMPANIED BY:

BENEFICIARY'S SIGNED STATEMENT CERTIFYING: "THE AMOUNT OF OUR DRAFT REPRESENTS FUND DUE US UNDER A CERTAIN PURCHASE AND SALE AGREEMENT, DATED
                                                               --------------
BETWEEN METROPOLITAN OPERATING PARTNERSHIP, L.P. AND SL GREEN OPERATING PARTNERSHIP, L.P., DEMAND FOR PAYMENT AND/OR COMPLIANCE WITH THE OBLIGATIONS UNDER SUCH PURCHASE AND SALE AGREEMENT HAS BEEN MADE, AS APPROPRIATE, AND THE REQUIRED PAYMENT HAS NOT BEEN RECEIVED BY US FROM SL GREEN OPERATING PARTNERSHIP, L.P. OR FROM ANY OTHER SOURCE AND/OR THE REQUIRED COMPLIANCE WITH THE OBLIGATIONS UNDER SUCH PURCHASE AND SALE AGREEMENT HAD NOT BEEN PERFORMED AS REQUIRED UNDER SAID AGREEMENT BY SL GREEN OPERATING PARTNERSHIP, L.P. OR BY ANY OTHER SOURCE."

EACH DRAFT MUST BEAR ON ITS FACE THE CLAUSE "DRAWN UNDER BANKBOSTON, N.A.
STANDBY LETTER OF CREDIT NO.            DATED               ."
                             ----------       --------------

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500".

WE HEREBY AGREE WITH, BENEFICIARY THAT DRAFTS UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF PRESENTED TO THE ABOVE MENTIONED DRAWEE BANK ON OR BEFORE ONE YEAR FROM THE DATE HEREOF.

KINDLY ADDRESS ALL CORRESPONDENCE REGARDING THIS LETTER OF CREDIT TO THE ATTENTION OF OUR TRADE SERVICES DEPARTMENT, 150 FEDERAL STREET, MAIL STOP 50-04-01, BOSTON, MA 02110, ATTENTION, SIU NG, MENTIONING OUR LETTER OF CREDIT NUMBER AS IT APPEARS ABOVE. TELEPHONE INQUIRIES CAN BE MADE TO SIU NG AT (617) 434-2471.



                                           VERY TRULY YOURS,



                                           ---------------------
                                           AUTHORIZED OFFICIAL
                                           BANKBOSTON, N.A.

                                   EXHIBIT G
                                   ---------

                           FORM OF NOTICE TO TENANTS
                           -------------------------

                              [SELLER LETTERHEAD]

                                                                        , 199
                                                            ------------     -

TO:
[INSERT NAME AND ADDRESS OF
TENANT]

                  Re:   [INSERT APPLICABLE PROPERTY]
                         --------------------------

Dear Tenant:

          This is to notify you that, today, the referenced property has been acquired by [INSERT APPLICABLE PURCHASER/AFFILIATE ENTITY] ("Purchaser"). As of the date hereof, your lease (including any security deposit) has been assigned to Purchaser.

          You are hereby authorized and directed to make all future rent payments to Purchaser, c/o SL Green Realty Corp., 70 West 36th Street, New York, New York 10018. Any future inquiries regarding your lease should be
directed to              at the aforementioned address. Please update the
            ------------
insurance policies carried by you under your lease to delete [INSERT APPLICABLE SELLER ENTITY] and to add Purchaser as an additional insured thereunder and please deliver certificates evidencing the revised coverage promptly to Purchaser at the aforementioned address.

                                         Very truly yours.

                                         SELLER:
                                         -------

                                         [INSERT APPLICABLE SELLER
                                         SIGNATURE BLOCK]

                                   EXHIBIT H

                               Merger Agreement

                               [TO BE ATTACHED]

                                   EXHIBIT I



                                  IVI REPORTS
                                  -----------



1. Report dated August 3, 1998 prepared by IVI Environmental, Inc., White Plains, New York with respect to the property located at Three Contiguous Office Buildings 286, 290, and 292 Madison Avenue New York, New York 10017



2. Report dated August 4, 1998 prepared by IVI Environmental, Inc., White Plains, New York with respect to the property located at 90 Broad Street New York, New York 10004



3. Property Condition Assessment dated prepared by Inspection & Valuation International, White Plains, New York with respect to the property at 292 Madison Avenue, 170,000 SFG, 26-Story Office Building, New York, New York



4. Property Condition Assessment dated prepared by Inspection & Valuation International, White Plains, New York with respect to the property at 286 Madison Avenue, 110,000 SFG, 23-Story Office Building, New York, New York



5. Property Condition Assessment dated prepared by Inspection & Valuation International, White Plains, New York with respect to the property at 290 Madison Avenue, 31,000 SFG, 6-Story Office Building, New York, New York



6. Property Condition Assessment dated prepared by Inspection & Valuation International, White Plains, New York with respect to the property at 90 Broad Street, 335,847 SFR, 24-Story Office Building, New York, New York

                                   EXHIBIT J

                              CONTRACT OF RECORD









                          PURCHASE AND SALE AGREEMENT


                                BY AND BETWEEN:

                               286 MADISON, L.P.
                               290 MADISON, L.P.
                            292 MADISON, L.P., and
                   TOWER REALTY OPERATING PARTNERSHIP, L.P.
                         (collectively, the "SELLER")
                                      and


                     SL GREEN OPERATING PARTNERSHIP, L.P.
                               (the "PURCHASER")









                        Dated: as of             , 1999
                                     --------- --

                                   EXHIBIT K

                       Deposit and Disbursing Agreement

                               [TO BE ATTACHED]

                                   EXHIBIT L

                            Form of Title Affidavit



STATE OF NEW YORK          :

                           :    SS:

COUNTY OF NEW YORK         :



                                , being duly sworn, deposes and says:
--------------------------------

     1. I am the                             of
                 ---------------------------    -----------------------------
(the "Owner")                                                , the owner of
              -----------------------------------------------
the premises known as                                                 (the
                      -----------------------------------------------
"Property").

     2. To the best of my knowledge (without any due inquiry), attached is a list of the tenants of the Property.

     3. To the best of my knowledge (without any due inquiry), there are no options to purchase or rights of first refusal, either pursuant to written leases or by separate agreements.

     4. To the best of my knowledge (without any due inquiry), no work has been done upon the Property by the City of New York nor has any demand been made by the City of New York for any such work that may result in charges by the New York City Department of Rent and Housing Maintenance, Emergency Services, or charges by the New York City Department of Environmental Protection for water tap closings or any related work.

     5. To the best of my knowledge (without any due inquiry), no inspection fees, permit fees, elevator(s), sign, boiler or other charges have been levied, charged, created or incurred that may become tax or other liens, pursuant to Section 26-128 (formerly Section 643a-14.0) of the Administrative Code of the City of New York, as amended by Local Laws 10 of 1981 and 25 of 1984, and Section 27-4029.1 of the Administrative Code of the City of New York, as amended by LL 43, 1988, or any other section of law.

     6. The organizational documents of the Owner are in full force and effect, and no proceeding is pending for its dissolution or annulment; and to the best of my knowledge (without due inquiry) all license taxes, state franchise taxes, and any applicable City Corporation taxes, which are due and payable by said Owner, have been paid in full.

     7. To the best of my knowledge (without due inquiry), the Owner has paid all franchise taxes, which may be due at the time of closing.

     8. To the best of my knowledge (without due inquiry), there has been no work performed by any agency of the City of New York to cure problems under the New York City Hazardous Substances Emergency Response Law, nor can any lien be incurred pursuant to the aforementioned statute.

     9. I agree to defend, indemnify and save harmless Commonwealth Land Title Insurance Company for any claim, loss or damage arising from any statement made in this affidavit which is fraudulent (it being acknowledged that I shall not have any liability with respect to any misstatements which were made in this affidavit which were not fraudulently made).

                                     [Seller]

                                     -------------------------------------

Sworn to and subscribed before me this

      day of                 , 199
-----        ----------------     -

-----------------------------------

          Notary Public

                                   EXHIBIT M

                                  Facade Work

                               [TO BE ATTACHED]

                                                                   Exhibit 2.6

                   AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "AMENDMENT") made as of the 22nd day of February, 1999 by and between METROPOLITAN OPERATING PARTNERSHIP, L.P., having an address at c/o Reckson Operating Partnership, L.P., 225 Broadhollow Road, Melville, New York 11747-0983 (the "SELLER") and SL GREEN OPERATING PARTNERSHIP, L.P., having an address at 70 West 36th Street, New York, New York 10018 (hereinafter, the "Purchaser").

                                   RECITALS

     A. Seller and Purchaser are parties to a certain Purchase and Sale Agreement, dated as of February 8, 1999, in which Seller agreed to sell and Purchaser agreed to purchase the Properties (as defined in the Purchase and Sale Agreement, hereinafter the "AGREEMENT").

     B. Seller and Purchaser desire to amend the Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. Seller and Purchaser agree that, effective as of the date hereof, the Agreement shall be and be deemed to be amended as follows:

          (a) Section 3.04 of the Agreement shall be amended by deleting from the third line thereof the date "March 15, 1999" and substituting the date "March 22, 1999 in its place and stead.

          (b) Section 7.02 of the Agreement, appearing on page 13 thereof, shall be amended by inserting in the eighth line thereof immediately after the word "Seller" the words "or any of the Tower Entities".

          (c) Section 7.03 of the Agreement, appearing on page 13 thereof, shall be amended by inserting in the tenth line thereof immediately after the word "Seller", in each place where it occurs, the words "or any of the Tower Entities".

          (d) Section 7.05 of the Agreement, appearing on page 14 thereof, shall be amended by inserting in the eighth line thereof, immediately after the word "Seller's" the words "and/or any of the Tower Entities".

          (e) Section 11.01 of the Agreement, appearing on page 18 thereof, shall be amended by inserting in the second line thereof, immediately after the words "where applicable" the words "and notwithstanding anything contained in the Contract of Record to the contrary".

          (f) Section 11.01 (h) of the Agreement, appearing on page 19 thereof, shall be amended by inserting at the end thereof, the words "The provisions of this Section 11.01 (h) shall survive the Closing;".

          (g) Section 15.01 of the Agreement, appearing on page 22 thereof, shall be amended by deleting the third sentence thereof and substituting therefor the following:

               "The Seller agrees that should any claim be made for commissions by any broker or person arising by, through or on account of any act of any Seller or any of the Merger
               Parties or any of the Tower Entities or
               such Seller's or such Merger Parties' or such Tower Entities' representatives,
               Seller shall indemnify and hold Purchaser harmless from and against any and all claim, liability, cost or expense
               (including reasonable attorneys' fees) in connection therewith."

          (h) Section 17.01(a) of the Agreement, appearing on pages 23 and 24 thereof, shall be amended by deleting from the fiftth sentence thereof the words "the tenth (10th) Business Day after the date of this Agreement, Seller may on or before the date ("SELLER'S OUTSIDE TERMINATION DATE") that is six (6) days after the expiration of the foregoing ten (10) Business Day period," where they appear on the second, third and fourth lines of the portion of Section 17.01(a) which appears on page 24 of the Agreement, and substituting therefor the words "March 1, 1999 ("SELLER'S OUTSIDE TERMINATION DATE"), Seller may, before 8:00 p.m. on Seller's Outside Termination Date,".

          (i) Section 28.01 of the Agreement, appearing on page 30 thereof, shall be amended by inserting, after the word "Seller" where it appears at the end of lines 11 and 15, the words "and/or any of the Tower Entities".

          (j) Exhibit L of the Agreement shall be deleted in its entirety and Exhibit L, attached hereto, shall be substituted in its place and stead.

     2. Except as herein expressly amended, the Agreement shall remain unmodified and in full force and effect.

     3. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     4. Any capitalized term not defined in this Amendment shall have the meaning ascribed thereto in the Agreement.

     5. This Amendment may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original.


     IN WITNESS WHEREOF, the Seller and Purchaser have executed this Amendment as of the day and year first above written.

                                    SELLER
                                    ------

                                    METROPOLITAN OPERATING
                                    PARTNERSHIP, L.P.

                                    By: Metropolitan Partners LLC, its general
                                        partner



                                        By:
                                            ------------------------
                                        Name:
                                        Title:




                                    PURCHASER:
                                    ----------

                                    SL GREEN OPERATING PARTNERSHIP,
                                    L.P.
                                    a Delaware limited partnership

                                     By: SL GREEN REALTY CORP.
                                     a Maryland corporation,
                                     its general partner


                                        By:
                                            ------------------------
                                             Name:  Marc Holliday
                                             Title: Chief Investment Officer

                                   EXHIBIT L

                            Form of Title Affidavit

STATE OF NEW YORK          :

                           :    SS:

COUNTY OF NEW YORK         :



                                , being duly sworn, deposes and says:
--------------------------------

     1. I am the                             of
                 ---------------------------    -----------------------------
(the "Owner")                                                , the owner of
              -----------------------------------------------
the premises known as                                                 (the
                      -----------------------------------------------
"Property").

     2. To the best of my knowledge (without any due inquiry), attached is a list of the tenants of the Property.

     3. To the best of my knowledge (without any due inquiry), there are no options to purchase or rights of first refusal, either pursuant to written leases or by separate agreements.

     4. To the best of my knowledge (without any due inquiry), no work has been done upon the Property by the City of New York nor has any demand been made by the City of New York for any such work that may result in charges by the New York City Department of Rent and Housing Maintenance, Emergency Services, or charges by the New York City Department of Environmental Protection for water tap closings or any related work.

     5. To the best of my knowledge (without any due inquiry), no inspection fees, permit fees, elevator(s), sign, boiler or other charges have been levied, charged, created or incurred that may become tax or other liens, pursuant to Section 26-128 (formerly Section 643a-14.0) of the Administrative Code of the City of New York, as amended by Local Laws 10 of 1981 and 25 of 1984, and Section 27-4029.1 of the Administrative Code of the City of New York, as amended by LL 43, 1988, or any other section of law.

     6. The organizational documents of the Owner are in full force and effect, and no proceeding is pending for its dissolution or annulment; and to the best of my knowledge (without due inquiry) all license taxes, state franchise taxes, and any applicable City Corporation taxes, which are due and payable by said Owner, have been paid in full.

     7. To the best of my knowledge (without due inquiry), the Owner has paid all franchise taxes, which may be due at the time of closing.

     8. To the best of my knowledge (without due inquiry), there has been no work performed by any agency of the City of New York to cure problems under the New York City Hazardous Substances Emergency Response Law, nor can any lien be incurred pursuant to the aforementioned statute.

     9. I agree to defend, indemnify and save harmless Commonwealth Land Title Insurance Company for any claim, loss or damage arising from any statement made in this affidavit which is fraudulent (it being acknowledged that I shall not have any liability with respect to any misstatements which were made in this affidavit which were not fraudulently made). This indemnity is delivered with the understanding that after consummation of the merger contemplated by the Agreement and Plan of Merger, dated December 8, 1998, among Tower Realty Trust, Inc., Reckson Associates Realty Corp., Reckson Operating Partnership, L.P. and Metropolitan Partners LLC, the beneficial owner of the Property shall be Metropolitan Operating Partnership, L.P. which, in such event, shall be deemed the indemnitor hereunder.

                                       [Owner]

                                       -------------------------------------


Sworn to and subscribed before me this

      day of                 , 199
-----        ----------------     -

-----------------------------------
           Notary Public

                                                                   Exhibit 2.7

                SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

     THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "SECOND AMENDMENT"), made as of the 26th day of February, 1999, by and between METROPOLITAN OPERATING PARTNERSHIP, L.P., having an address at c/o Reckson Operating Partnership, L.P., 225 Broadhollow Road, Melville, New York 11747-0983 (the "SELLER") and SL GREEN OPERATING PARTNERSHIP, L.P., having an address at 70 West 36th Street, New York, New York 10018 (hereinafter, the "PURCHASER").

                                   RECITALS

          A. Seller and Purchaser are parties to a certain Purchase and Sale Agreement, dated as of February 8, 1999 (the "PURCHASE AND SALE AGREEMENT"), as amended by an Amendment to Purchase and Sale Agreement, dated as of February 22, 1999 (the "FIRST AMENDMENT"; the Purchase and Sale Agreement, as amended by the First Amendment, is hereinafter referred to as the "AGREEMENT"), pursuant to which Seller has agreed to sell and Purchaser has agreed to purchase the Properties (as defined in the Agreement).

          B. Seller and Purchaser desire to amend the Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

     1. Seller and Purchaser agree that, effective as of the date hereof, the Agreement shall be and be deemed to be amended as follows:

          (a) Section 17.01(a) of the Agreement, as amended by Section 1(h) of the First Amendment, shall be amended by deleting the date "March 1, 1999" and substituting the date "March 8, 1999" in its place and stead.

          (b) Section 19.01 of the Agreement shall be amended by deleting the address for Purchaser set forth therein and substituting in its place and stead the following:

                     "SL Green Operating Partnership, L.P.
                     420 Lexington Avenue
                     New York, New York  10170
                     Attention:   Benjamin P. Feldman
                                  Executive Vice President
                     Telecopy:    212-216-1785"

          (c) Exhibit J of the Agreement shall be deleted in its entirety and Exhibit J, attached hereto, shall be substituted in its place and stead.

     2. Except as herein expressly amended, the Agreement shall remain unmodified and in full force and effect.

     3. This Second Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     4. Any capitalized term not defined in this Second Amendment shall have the meaning ascribed thereto in the Agreement.

     5. This Second Amendment may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original.

     IN WITNESS WHEREOF, the Seller and Purchaser have executed this Second Amendment as of the day and year first above written.

                                    SELLER
                                    ------

                                    METROPOLITAN OPERATING
                                    PARTNERSHIP, L.P.

                                    By: Metropolitan Partners LLC, its general
                                        partner


                                        By:
                                            ---------------------------
                                        Name:
                                        Title:



                                    PURCHASER:

                                    SL GREEN OPERATING PARTNERSHIP,
                                    L.P.
                                    a Delaware limited partnership

                                    By: SL GREEN REALTY CORP.
                                    a Maryland corporation,
                                    its general partner


                                        By:
                                            ---------------------------
                                        Name:
                                        Title:

                                                                   Exhibit 99.2

                                                          SL Green Realty Corp.
                                                          70 West 36th Street
                                                          New York, NY 10018

------------------------------------------------------------------------------

AT SL GREEN REALTY                          AT THE FINANCIAL RELATIONS BOARD
-------------------                         ---------------------------------
Stephen Green, Chairman & CEO               General Info:  Paula Schwartz
David Nettina, President & COO              Analyst Info:  Pamela King
(212) 594-2700                              Media Info:    Judith Sylk-Siegel
                                            (212) 661-8030

FOR IMMEDIATE RELEASE
---------------------
June 2, 1999

       SL GREEN REALTY CORP. CLOSES ON ACQUISITION OF THE CLASS B TOWER
       ----------------------------------------------------------------
                   REALTY PORTFOLIO FORM RECKSON ASSOCIATES
                   ----------------------------------------

 SL Green's Portfolio Totals 23 Properties and Nearly 8.0 Million Square Feet
                       Of Prime Manhattan Office Space

NEW YORK, NY, JUNE 2, 1999 - SL Green Realty Corp. (NYSE:SLG) ("SL Green") announced today that it closed on May 24, 1999 its previously announced agreement to purchase the fee interest in four New York city office properties from Reckson Associates Realty Corp. (NYSE:RA) ("Reckson"). The properties total 675,000 square feet and were acquired for $84.5 million in cash ($125/square foot).

The properties previously owned by Tower Realty Trust, Inc. ("Tower") were among those included in the now completed merger agreement among Reckson, Metropolitan Partners LLC ("Metropolitan") and Tower. The properties include an entire blockfront in midtown Manhattan between 40th and 41st Streets along Madison Avenue (286, 290 and 292 Madison Avenue), and 90 Broad Street in downtown Manhattan. The transaction increases SL Green's ownership of office buildings in Manhattan to 23, totaling approximately 8.0 million square feet.

Financing of the final transaction was arranged for SL Green through Prudential Securities and Deutsche Bank Securities. Prudential provided secured bridge financings in the amount of $51.7 million, for a term of one year. Deutsche Bank provided a $65 million floating rate financing on the Graybar Building, having a term of two years. Excess funds will be used to repay a part of the outstanding balance of the Company's unsecured line of credit.

SL Green Corp. is a fully integrated, self-administered and self-managed real estate investment trust ("REIT") which primarily owns, manages, leases, acquires and repositions Class B office properties in Manhattan.

                                     # # #

SL Green Realty Corp. Closes on Acquisition of the
Class B Tower Realty Portfolio
From Reckson Associates
Page 2

      To receive SLG's latest news release and other corporate documents via FAX - no cost Dial 1-800-PRO-INFO. Use company's symbol, SLG.

     Visit SL Green's website at www.slgreen.com, or SL Green's pages at
                               www.frbinc.com.

This press release contains forward-looking information based upon the Company's current best judgement and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include the strength of the commercial office real estate market, competitive market conditions, general economic growth, interest rates and capital market conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.